Exhibit 4.74

‘BARECON 2001” STANDARD BAREBOAT CHARTER PART1
1. Shlpbrol<er BIMCO STANDARD BAREBOAT CHARTER CODE NAME : “BARECON 2001”
Mitsui & CO.LTD PART! 2. Place and dale
\$ EebruclY~.I 2020
3. Owners/ Place of business (CI. 1) 4. Bareboat Charterers I Place of business (CI. 1) LUA LINE S.A., Republic of Pan·ama and OK! NO KAIUN CO., ROSELITE SHIPPING CORPORATION LTD.
The owning ratio of Vessel between LUA LINE S.A. and OK! NO KAIUN CO. LTO . Is 50 :50.
5. Vessel’s name, call sign, flag and lMO number (CI. 1 and 3)
DREAM CORAL(to be named NAVIOS CORAL!), Panamanian flag, 180,249 M.T. D/WTypo Bulk Carrier, IMO Number 9747948
6. Type of Vessel 7. GTINT
180,249 M.T. 0/WType Bulk Carrier GT/NT: 92,722/60,504
8. When I Where built 9. Total DWT (abt.) in metric tons on summer flae~aar~ 2016, IMABARI SHIPBUILDING CO., LTO . 180,249 M.T. DIW
10. Classification Society (CI. 3) 11. Dale of last special survey by the Vessel’s classification society Nippon Katji Kyokal (NK) N/A
12 .-I’YriRet-paftioulars ef Ve sset {a lse In die ate minffimRHlUmbSH>Hll<>nlhs’-valldl~as&-oolllnGates-a!JfSe<i-aoo,.le-Gh-3)
Cargoes to be carrledj All Jawfuf cargoes within tile Vessel’s capabllltlos/Ciass, IMO, flag her Insurance

13. Port or Place of delivery (CI.3) 14. Time for delivery (CI.4) 15. Cancelling date (CI.5)
As per Clause 6 of the MOA (as defined In Clause1 hereof) As per Clause 5 of the MOA As per Clause 5 of U1e MOA See Also Clause 32.
1S. Port or Place of redelivery (CI. 3) 17. No. of months’ var!d!ty of trading and class certificates upon redelivery (CI. 15)
At one safe berth or one safe port worldwide In the 3 months
Charterers’ option but always within the Trading Limits
18. Running days’ notice if other than stated in C!.4 19. Frequency of dry-docking Cl. 1D(g)
N/A As per Classification Society and flag state requirements
20. Trading Limits (CI.6)
Trading Limits: always safely afloat world~wldo wlthln International Navigation Conditions with the Charterer’s option to break same paying extra insurance, but always In accordance with Clauso 13 and 40.
In any event, any country/place designated pursuant to any International or supranational raw or regulation Imposing trade and economic sanctions Including countries/places sanctioned by UN/USA, prohibitions or restricllons (which may be amended from time to time during tho Charter Period) shall always be excluded.
21. Charter Period (CI. 2) 22. Charter hire (CI. 11)
Twelve (12) years phis/minus 30 days In Charterers’ option See Clause 35
(See Clause 34)
23. New class and other statutory requirements (state percentage of Vessel’s insurance value ace. to Box 29 (CI. 1O(a)(ii)) N/A
24. Rate of Interest payable ace. to Cl.11 (Q anc, If applicable, 25. Currency and method of payment (CI.11) ace. to PART IV
N/A Untted States DoUars l>ayable calendar monthly Ln advance
26. Place of payment; also state beneficiary and bank account 27. Bank guarantee I bond (sum and place) (CI. 24 (optional) (CI.11)
To be advised NIA
28. Mortgage(s), if any (state whether Cl. 12(e) or (b) applies; if 29. Insurance {llUrl and machinery and war risks) (state value

‘BARECON 2001” STANDARD BAREBOAT CHARTER PART!
12(b) applies, state date of Financial Instrument and name of ace. Ia CI.I3(Q or, If applicable, ace. to Cl. 14(k)) (also state if Mort.gagee(s)/Piace of business) (CI. 12) Cl.14 applies)
See Clause 44 See Clause 40
30. Additional insurance cover, if any, for Owners’ accounL limited 31. Additional insurance cover, if any, for Charterers’ account to (CI.13(b) or, If applicable, Cl. 14(g)) limited to (CI. 13(b) or, if applicable, Cl. 14(g)) NIA See Clause 40 (c)
32. Latent defects (only to be filled In If period olher then stated in 33. Brokerage commission and to whom payable (CI.27) Cl.3) NIA NIA
34. Grace period (stale number of clear banking days) (CI. 28) 35. Dispute Resolution (state 30(a), 30(b) or 30(c); if 30(c) agreed, Place of Arbitration must be stated (CI. 30) Sao Clause 41 London I English Law
36. War cancellation (indicate countries agreed) (CI. 26(Q) NIA
37. Newbulidlng Vessel (Indicate with ‘yes’ or ‘no’ whether PART 38. Name and place of Builders (only to be filled In if PART Ill Ill applies) ll!.t!!JQM!l applies) NIA
No
39. Vesoel’s Yard Building No. (only to be filled In if PART Ill 40. Date of ll\lil<IIRg-Shlpbulldlng Contract (only to be filled tn If applies) PART Ill applies) NIA
No
41. Liquidated damages and costs shall accrue to (state party ace. to Cl. 1) a} N/A
NIA
~~ NIA
42. Hire/Purchase agreement (indicate with ‘yes’ or ‘no’ whether 43. Bareboat Charter Registry (indicate with ‘yes’ or ‘no’ whether
PART IV applies) (optional) PART IV applies) (optional) NIA NIA
See Clause 37(d)
44. Flag and Country of the Bareboat Charter Registry (only to be 45. Country of the Underlying Rogistry (only to be filled In If PART filled in if PARTV applies) V applies) NIA N/A
See Clause 37 (d)
46. Number of additional clauses covering special provi!>ions, If agreed
Clause 32 to 60 lnclusivo
PREAMBlE- It 1s mutually agroad thai this Contract shall be performed subject to the conditions contained 1n th1s Charter wh1ch shall Include PART I and PART II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such con filet but no further. It Is further mutually agreed that PART til and/or PART IV and/or PART V shall only apply and shall only form part of this Charter If expressly agreed and stated In Boxes 37,42 and 43. If PART Ill and/or PART IV and/or PARTV apply, It Is fur1her agreed that in the event or a conflict of condl!lons, the provisions of PART I and PART II shall prevail over those of
PART Ill and/or PART IV and/or PARTVto tho exlent of such conflict but no further Signature (OWners) Signature (Charterers)
.’1 .- ;- -,., -
;_...-’
..... ~~~.... ~....... . .. .................. ~.~ ..: .......................... ...
By: Masanobu Oklno By: Ceor~o; Pa.««IJ<t.kt~
Title: President of LUA LINE S.A. Title: A l+ovuev- i~-<- F’ttd-Signature (Owners)
By: Masanobu Oklno
Title: Prosldant of OKJNO KAIUIII CO., LTD.

PART II
"BARECON 2001" Standard Bareboat Charter

1. **Definitions**
In this Charter, the following terms shall have the meanings hereby assigned to them:
"The Owners" shall mean the party identified in Box 3;
"The Charterers" shall mean the party identified in Box 4;
"The Vessel" shall mean the vessel named in Box 5 and with particulars as stated in Boxes 6 to 12;
"Financial Instrument" means the mortgage, deed of covenant or other such financial security instrument as annexed to this Charter and stated in Box 28.
"MOA" means the Memorandum of Agreement entered into between the Owners as buyers and ROSELITE SHIPPING CORPORATION as Sellers (the "Sellers") dated ______________ 2020 in respect of the Vessel.
"Banking Days" shall mean the days identified in Cl.36 (b)
"Total Loss" shall mean the situation identified in Cl.40 (a)

2. **Charter Period**
In consideration of the hire detailed in Box 22, the Owners have agreed to let and the Charterers have agreed to hire the Vessel for the period stated in Box 21 (the "Charter Period").

3. **Delivery Also See Clause 32**
The Vessel shall be delivered and taken over by the Charterers as per Clause 32.
~~*(not applicable when PART III applies, as indicated in Box 37)*~~
~~(a) The Owners shall before and at the time of delivery exercise due diligence to make the Vessel seaworthy and in every respect ready in hull, machinery and equipment for service under this Charter.~~
The Vessel shall be delivered by the Owners and taken over by the Charterers at the port or place indicated in Box 13 ~~in such ready safe berth as the Charterers may direct.~~
(b) The Vessel shall be properly documented on delivery in accordance with the laws of the flag state indicated in Box 5 ~~and the requirements of the classification society stated in Box 10. The Vessel upon delivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 12.~~
~~(c) The delivery of the Vessel by the Owners and the taking over of the Vessel by the Charterers shall constitute a full performance by the Owners of all the Owners' obligations under this Clause 3, and thereafter the Charterers shall not be entitled to make or assert any claim against the Owners on account of any conditions, representations or warranties expressed or implied with respect to the Vessel but the Owners shall be liable for the cost of but not the time for repairs or renewals occasioned by latent defects in the Vessel, her machinery or appurtenances, existing at the time of delivery under this Charter, provided such defects have manifested themselves within twelve (12) months after delivery unless otherwise provided in Box 32.~~

4. **Time for Delivery See Clause 32**
~~*(not applicable when PART III applies, as indicated in Box 37)*~~
~~The Vessel shall not be delivered before the date indicated in Box 14 without the Charterers' consent and the Owners shall exercise due diligence to deliver the Vessel not later than the date indicated in Box 15.~~
~~Unless otherwise agreed in Box 18, the Owners shall give the Charterers not less than thirty (30) running days' preliminary and not less than fourteen (14) running days' definite notice of the date on which the Vessel is expected to be ready for delivery.~~
~~The Owners shall keep the Charterers closely advised of possible changes in the Vessel's position.~~

5. **Cancelling**
~~*(not applicable when PART III applies, as indicated in Box 37)*~~
~~(a) Should the Vessel not be delivered latest by the cancelling date indicated in Box 15, the Charterers shall have the option of cancelling this Charter by giving the Owners notice of cancellation within thirty six (36) running hours after the cancelling date stated in Box 15, failing which this Charter shall remain in full force and effect.~~
~~(b) If it appears that the Vessel will be delayed beyond the cancelling date, the Owners may, as soon as they are in position to state with reasonable certainty the day on which the Vessel should be ready, give notice thereof to the Charterers asking whether they will exercise their option of cancelling, and the option must then be declared within one hundred and sixty-eight (168) running hours of the receipt by the Charterers of such notice or within thirty six (36) running hours after the cancelling date, whichever is the earlier. If the Charterers do not then exercise their option of cancelling, the seventh day after the readiness date stated in the Owners' notice shall be substituted for the cancelling date indicated in Box 15 for the purpose of this Clause 5.~~
~~(c) Cancellation under this Clause 5 shall be without prejudice to any claim the Charterers may otherwise have on the Owners under this Charter.~~

6. **Trading Restrictions**
The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise within the trading limits indicated in Box 20.
The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the contracts of insurance (including any warranties expressed or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.
The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction, seizure or confiscation.
Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter. ~~This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial, agricultural, medical or scientific purposes provided the Owners' prior approval has been obtained to loading thereof.~~

7. **Surveys on Delivery and Redelivery**
~~*(not applicable when PART III applies, as indicated in Box 37)*~~
The Owners and Charterers have the right of ~~shall each~~ appointing surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of delivery.~~redelivery hereunder. The Owners shall bear all expenses of the On-hire Survey including loss of time, if any, and the Charterers shall bear all expenses of the Off-hire Survey including loss of time, if any, at the daily equivalent to the rate of hire or pro rata thereof.~~

8. **Inspection See Clause 59**
The Owners shall have the right maximum once per year~~at any time~~ after giving reasonable 1 month prior notice to the Charterers to inspect or survey the Vessel or instruct a duly authorised surveyor to carry out such survey on their behalf:- provided it does not interfere with the operation/itinerary of the Vessel and/or crew
(a) to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained. The costs and fees for such inspection or survey shall be paid by the Owners. ~~unless the Vessel is found to require repairs or maintenance in order to achieve the condition so provided;~~
~~(b) in dry-dock if the Charterers have not dry-docked her in accordance with Clause 10(g). The costs and fees for such inspection or survey shall be paid by the Charterers; and~~

PART II
"BARECON 2001" Standard Bareboat Charter

~~(c) for any other commercial reason they consider necessary (provided it does not unduly interfere with the commercial operation of the Vessel). The costs and fees for such inspection and survey shall be paid by the Owners.~~
~~All time used in respect of inspection, survey or repairs shall be for the Charterers' account and form part of the Charter Period.~~
The Charterers shall also permit the Owners to inspect the Vessel's log books maximum once per year ~~whenever reasonably requested~~ and shall whenever required by the Owners furnish them with full information regarding any casualties or other accidents or damage to the Vessel.

9. Inventories, Oil and Stores SEE CLAUSE 53
~~A complete inventory of the Vessel's entire equipment, outfit including spare parts, appliances and of all consumable stores on board the Vessel shall be made by the Charterers in conjunction with the Owners on delivery and again on redelivery of the Vessel. The Charterers and the Owners, respectively, shall at the time of delivery and redelivery take over and pay for all bunkers, lubricating oil, unbroached provisions, paints, ropes and other consumable stores (excluding spare parts) in the said Vessel at the then current market prices at the ports of delivery and redelivery, respectively. The Charterers shall ensure that all spare parts listed in the inventory and used during the Charter Period are replaced at their expense prior to redelivery of the Vessel.~~ **SEE ALSO CLAUSE 32, AND CLAUSE 46**

Maintenance and Operation

10. (a)(i) Maintenance and Repairs - During the Charter period the Vessel shall be in the full possession and at the absolute disposal for all purposes of the Charterers and under their complete control in every respect. The Charterers shall exercise due diligence to maintain the Vessel, her machinery, boilers, appurtenances and spare parts in a good state of repair, in efficient operating condition and in accordance with good commercial maintenance practice and, except as provided for in Clause 14(l), if applicable, at their own expense, they shall at all times keep the Vessel's Class unexpired ~~fully up to date~~ with the Classification Society indicated in Box 10 maintain all other necessary certificates in force at all times.

(ii) New Class and Other Safety Requirements
~~In the event of any improvement, structural changes or new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation costing (excluding the Charterers' loss of time) more than the percentage stated in Box 23, or if Box 23 is left blank, 5 per cent. of the Vessel's insurance value as stated in Box 29, then the extent, if any, to which the rate of hire shall be varied and the ratio in which the cost of compliance shall be shared between the parties concerned in order to achieve a reasonable distribution thereof as between the Owners and the Charterers having regard, inter alia, to the length of the period remaining under this Charter, shall in the absence of agreement, be referred to the dispute resolution method agreed in Clause 30.~~ SEE CLAUSE 38

(iii) Financial Security - The Charterers shall maintain financial security or responsibility in respect of third party liabilities as required by any government, including federal, state or municipal or other division or authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without any delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division or authority thereof.

The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy such requirements at the Charterers' sole expense and the Charterers shall indemnify the Owners against all consequences whatsoever (including loss of time) for any failure or inability to do so.

(b) Operation of the Vessel - The Charterers shall at their own expense and by their own procurement man, victual, navigate, operate, supply, fuel and, whenever required, repair the Vessel during the Charter Period and they shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the Vessel under this Charter, including annual flag state fees and any foreign general municipality and/or state taxes. The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes whatsoever, ~~even if for any reason appointed by the Owners.~~
Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel's flag or any other applicable law.

(c) The Charterers shall keep the Owners ~~and the mortgagee(s)~~ advised of the intended employment, planned dry-docking and major repairs of the Vessel, as reasonably required.

(d) Flag and Name of Vessel
~~During the Charter Period, the Charterers shall have the liberty to paint the Vessel in their own colours, install and display their funnel insignia and fly their own house flag. The Charterers shall also have the liberty, with the Owners' consent, which shall not be unreasonably withheld, to change the flag and/or the name of the Vessel during the Charter Period. Painting and re-painting, instalment and re-instalment, registration and de-registration, if required by the Owners, shall be at the Charterers' expense and time.~~ SEE CLAUSE 37 & 43

(e) Changes to the Vessel ~~- Subject to Clause 10(a)(ii), the Charterers shall make no structural changes in the Vessel or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance first securing the Owners' approval thereof. If the Owners so agree, the Charterers shall, if the Owners so require, restore the Vessel to its former condition before the termination of this Charter.~~ SEE CLAUSE 38

(f) Use of the Vessel's Outfit, Equipment and Appliances - The Charterers shall have the use of all outfit, equipment, and appliances on board the Vessel at the time of delivery, provided the same or their substantial equivalent shall be returned to the Owners on redelivery in substantially the same ~~good order and~~ condition as when received, ordinary wear and tear excepted. The Charterers shall from time to time during the Charter period replace such items of equipment as shall be so damaged or worn as to be unfit for use. The Charterers are to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel. The Charterers have the right to fit additional equipment at their expense and risk but the Charterers shall remove such equipment at the end of the period **unless agreed otherwise by the Owners and the Charterers.** ~~if requested by the Owners.~~ Any equipment including radio equipment on hire on the Vessel at time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners for all expenses incurred in connection therewith, also for any new equipment required in order to comply with radio regulations.

(g) Periodical Dry-Docking - The Charterers shall dry-dock the Vessel and clean and paint her underwater parts whenever the same may be necessary, but not

PART II
"BARECON 2001" Standard Bareboat Charter

less than once during the period stated in Box 19 or, if Box 19 has been left blank, every sixty (60) calendar months after delivery or such other period as may be required by the Classification Society or flag state.

11. Hire SEE CLAUSE 35

~~(a) The Charterers shall pay hire due to the Owners punctually in accordance with the terms of this Charter in respect of which time shall be of the essence.~~
~~(b) The Charterers shall pay to the Owners for the hire of the Vessel a lump sum in the amount indicated in Box 22 which shall be payable not later than every thirty running days in advance, the first lump sum being payable on the date and hour of the Vessel's delivery to the Charterers. Hire shall be paid continuously throughout the Charter Period.~~
(c) Payment of hire shall be made in cash without discount in the currency and in the manner indicated in Box 25 and at the place mentioned in Box 26.
~~(d) Final payment of hire, if for a period of less than thirty (30) running days, shall be calculated proportionally according to the number of days remaining before redelivery and advance payment to be effected accordingly.~~
~~(e) Should the Vessel be lost or missing, hire shall cease from the date and time when she was lost or last heard of. The date upon which the Vessel is to be treated as lost or missing shall be ten (10) days after the Vessel was last reported or when the Vessel is posted as missing by Lloyd's, whichever occurs first. Any hire paid in advance to be adjusted accordingly.~~
~~(f) Any delay in payment of hire shall entitle the Owners to interest at the rate per annum as agreed in Box 24. If Box 24 has not been filled in, the three months Interbank offered rate in London (LIBOR or its successor) of the currency stated in Box 25, as quoted by the British Bankers' Association (BBA) on the date when the hire fell due, increased by 2 per cent. shall apply.~~
~~(g) Payment of interest due under sub-clause 11(f) shall be made within seven (7) running days of the date of the Owners' invoice specifying the amount payable or, in the absence of an invoice, at the time of the next hire payment date.~~

12. Mortgage SEE CLAUSE 44

(only to apply if Box 28 has been appropriately filled in)

*) ~~(a) The Owners warrant that they have not effected any mortgage(s) of the Vessel and that they shall not effect any mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.~~

*) ~~(b) The Vessel chartered under this Charter is financed by a mortgage according to the Financial Instrument. The Charterers undertake to comply, and provide such information and documents to enable the Owners to comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as laid down in the Financial Instrument or as may be directed from time to time during the currency of the Charter by the mortgagee(s) in conformity with the Financial Instrument. The Charterers confirm that, for this purpose, they have acquainted themselves with all relevant terms, conditions and provisions of the Financial Instrument and agree to acknowledge this in writing in any form that may be required by the mortgagee(s). The Owners warrant that they have not effected any mortgage(s) other than stated in Box 28 and that they shall not agree to any amendment of the mortgage(s) referred to in Box 28 or effect any other mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.~~

*) *(Optional, Clauses 12 (a) and 12 (b) are alternatives; indicate alternative agreed in Box 28).*

13. Insurance and Repairs SEE CLAUSE 40

(a) During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against hull and machinery, war and Protection and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel, including maintaining financial security in accordance with sub-clause 10(a)(iii))in underwriter's standard from as the Owners *have received, reviewed and* ~~shall in writing~~approved~~, which approval shall not be unreasonably withheld.in such form as the Owners shall in writing approve, which approval shall not be unreasonably withheld.~~ Such insurances shall be arranged by the Charterers to protect the interests of both the Owners and the Charterers and the mortgagees (if any), and the Charterers shall be at liberty to protect under such insurances the interests of any managers they may appoint. Insurance policies shall cover the Owners and the Charterers according to their respective interests. ~~Subject to the provisions of the Financial Instrument, if any, and the approval of the Owners and the Insurers, the Charterers shall effect all insured repairs and shall undertake settlement and reimbursement from the insurers of all costs in connection with such repairs as well as insured charges, expenses and liabilities to the extent of coverage under the insurances herein provided for.~~

The Charterers also to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.
All time used for repairs under the provisions of sub-clause 13(a) and for repairs of latent defects according to Clause 3(c) above, including any deviation, shall be for the Charterers' account.
~~(b) If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall be limited to the amount for each party set out in Box 30 and Box 31, respectively. The Owners or the Charterers as the case may be shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.~~
(c) The Charterers shall upon the request of the Owners provide information and promptly execute such documents as may be reasonably required to enable the Owners to comply with the insurance provisions of the Financial Instrument.
~~(d) Subject to the provisions of the Financial Instrument, if any, should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause 13(a), all insurance payments for such loss shall be paid to the Owners who shall distribute the moneys between the Owners and the Charterers according to their respective interests. The Charterers undertake to notify the Owners and the mortgagee(s), if any, of any occurrences in consequence of which the Vessel is likely to become a total loss as defined in this clause.~~ SEE CLAUSE 40
(e) The Owners shall, upon the request of the Charterers, promptly execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss.
~~(f) For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-clause 13(a), the value of the Vessel is the sum indicated in Box 29.~~ SEE CLAUSE 40

14. Insurance, Repairs and Classification N/A

(Optional, only to apply if expressly agreed and stated in Box 29, in which event Clause 13 shall be considered deleted).
~~(a) During the Charter Period the Vessel shall be kept insured by the Owners at their expense against hull and machinery and war risks under the form of policy or~~

PART II
11BARECON 2001” Standard Bareboat Charter
11BARECON 2001”
(<>) for any et~er--G<Jmmerslal--reason they seRSi<ler 139 oosessary (provhie<l-it does not unduly IAiolferer-wllh-lhe 140 oemmeFGiai-GpefBtlen-of-lhe Vessel). The-e<>sltHIOO-Iees 141 fof-SUG!Hnspeotlon and su,ey shall--l>e--pal<l-by-the 142 OWners, 143
All time used-ht-fes[:JeGt ef iRspeGtieA,--SUW&y-oHepalr& 144 shall-be-fer the Challerers’ aGOOunt-anG-Ierm ~art ef tha 145 G-eriG<!, 146 The Charterers shall also permit the Owners to Inspect the 147
Vessel’s log books maximum once per year wheneve; 148 reasonably-requested and shall whenever required by the 149
Owners furnish them with full !nrormation regarding any 150 casualties or other accidents or damage to the Vessel. 151
9. Inventories, 011 and Stores SEE CLAUSE 53 152
A-<romplete lnventery-<>1-th&--Vessel’s-<>nllre-e~ulpmOR~ 153
<>lll!il--i<>oluolng spaFe-parts, appllaRGes aml-&1-all 154
oonsumable stores sn-boar<l-t~e-VesseH!hall-l>e-maoe 155
l>y--lhe Charterel’S-ln-oon)unotlen with the Ownera en 156
Oeilvery--an<l-a~A-reoetlvery el the-Vesseh-+lle 157
~arterers anG-tJ\e-.Qwner~estively, sRall at the 158
Uma--{)f.-4ellvety-anEHedetivety take ever and pay feF-aU: 169 bunkef&,-lubrl<!aling oil, unbroaehe<l-pr<>vlslens;-palnts, 160
FQ):lBS aRd otf.ler-oon&umable--sleres (eJtsl~:~~iAg spaFe 161 peRsf-IA-Iho-sald-Vessel at tha then ourrent markel-plioes 162 al-tlle-perts-Gklollvery-<~nlke<lellvory,-reepeslively. The 163 Charterera shall-ensuro that all spare parts liste~e 164 hwentery and wsad rl~:~riAg the Charter Pefiod-are 165 refllased at thelr--&~ense flFier te ret::lslilJe:y of the 166
Vessel~ SEE ALSO CLAUSE 32, AND CLAUSE 46 167
Malntenanca and Operation
10. (a)(J)Maintenance and Repairs· During the Charter period 168 the Vessel shall be In the full possession and at the 169 absolute disposal for all purposes of the Charterers 170 and under their complete control in every respect. 171 The Charterers shall exercise due diligence to 172 maintain the Vessel, her machinery, boilers, 173 appurtenances and spare parts in a good state of 174 repair, in efficient operating condition and In 175 accordance with good commercial maintenance 176 practice and, except as provided for In Clause 14(1), If 177 applicable, at their own expense, they shall at all 178 times keep the Vessel’s Class unexpired fully-up-to 179 Oete with the Classification Society Indicated In Box 180
.1Q maintain all other necessary certificates in force at 181 all times. 182
{ii) New Class and Other Safetv Requirements 183 fA-the-event.-Gkmy-lmpr.ovemeAtj slmstt:~ral shanges 184 or-----flew-----equlpment---beoomlnjJ------A.esessa!y fef--th.e 185 ooRtirmed-eperatian-of-tha Vessel by reassfl sf-new 186
Glass re~uireMcnt&--<Jr-by--GeMpulsory-!eglslatlen 187
oestlng-(ex~luding-the Chartcrera’ loss of-time) 188 more-than-the-peraentage stale<i-1R--Box-:l3,-er-lf 189
Qex 2a is--left-b!ank;--5--per-GeA~f--the Vessel’s 190 lnsuronce value as stated h’1 QO)( 29, then-the 191
OJ<tenl;-ik!!ly,-le-whloh-lll<Hal8-0f.lllre-shalt-lle-vafie<l 192 an<l-th8-J’atl<>-ln-whlsh-lhe-oosl-ef--oemplianGe shsll 193 bO··ShafB<I between the-partles-oonoeme<l-iA-Order 194 ta-ae!’deve a reasanable--dlstf.fuutieA thereef as 195 b&lWeen-the--GW!lera--an<l--thrH:harterers haVIR!! 196 regard, lnter--alla,-te-the--length of the perlo<l 197 remalnlng-<~n<ier-this-f:hartcr, shall In the absenoe-ef 198 agreemeJI\,-be-referre<l--t<>--lh<Hilspute--resolutlen 199 methed-agreeo’-ln Clause 3Q. SEE CLAUSE 38 200 (Ill) Financial Security - The Charterers shall maintain 201 financial security or responsibility in respect of third 202 party liabilities as required by any government, 203 including federal, state or municipal or other division 204 or authority thereof, to onable the Vessel, without 205 penally or charge, lawfully to enter, remain at, or 206 leave any port, place, territorial or contiguous waters 207 or any country, state or municipality In performance 208 of this Charter without any delay. This obligation 209 shall apply whether or not such requirements have 210 been lawfully imposed by such government or 211 division or authority t~ereof. 212 arrangements by bond or otheiW!se as may be 214 necessary to satisfy such requirements at the Charterers’ 215 sole expense and the Charterers shall indemnify the 216 Owners against aU consequences whatsoever (including 217 loss of time) for any failure or Inability to do so. 218
(b) Operatjon of the Vessel -The Charterers shall at 219 their own expense and by their own procurement man, 220 vtctual, navigate, operate, supply, fuel and, whenever 221 required, repair the Vessel during the Charter Period and 222 they shall pay all charges and expenses of every kind 223 and nature whatsoever incidental to their use and 224 operation of the Vessel under this Charter, Including 225 annual flag state fees and any foreign general 228 municipality and/or state taxes. The Master officers and 227
1 crew of the Vessel shall be the servants of the Charterers 228 for all purposes whatsoever, even-if..--foi’---Bny---masofl 229 appeillted-l>y-lhe-GwnOF& 230 Charterers s~all comply with t~e regulations regarding 231 officers and crew In force In the country of the Vessel’s 232 flag or any olher applicable law. 233 (c) The Charterers shall keep the owners an<l--the 234 me~gagee(s) advised of the Intended employment, 235 planned dry-docking and major repairs of the Vessel, as 236 reasonably required. 237 (d) Flag and Name of Vessel 238 r:lwrln!l-\lle-GharteH’erle<l,-t~e-Gharterero-shall-lleve-lhe 239 liberty-lo-paint~~e-Vessei-IA-Ihelr-ewA-OOieufS;-inslall-anEI 240
Ols~lay tholr-fWAAeiiASigAia-aAO fly their SIVA hs•se flag, 241 ThrH:harterens--shall-alse-have--lhe--llberty,wltil--the 242
OwneFS’ GQ!’lsent, wAial:l sAall net be ~mreas&Rably 243 wlthheld;-t<Hlllange--lhe-flag-and/or-the-name-<>t-the 244
VesaeHI•fill§c-ltle-Gha~er Period. Palntlni!-and--re- 245 peffiting,IABial-d--re-hlslali!!Cllt,-Jeglslratien--M<I 246
Ele-reglstraHen,iH’e~”ir~<i-l>y-l~e-Owners,sllall-ile-<lt-lhe 24 7 CMI!erers’ e>pense an<l-time,.-SEE CLAUSE 37 & 43 248
(e) Changes to the Vessei...S•I>JeGt-I<H:iaYse4ll{aJ~I); 249 lhe--GMFlerers shall make--fle stRJslt.~ml shaAges in-#le 250
Vessei---Gr-41anges--IA--the-maslllnefY;---I>ollers, 251 appuFtananGes-&r-spare-paFts-thareaf....wilheut-Jn-eaGh 252 instaAoo-lifst-sOSllriH!j-11\e Owners’ aptlroval-lhereelc--tf 253 the-Owners-so-agree;-the-Gharterers-shall,l~the-Owners 254
S9-fequire,----restere--the-Vessel te its farffief--Gf)ndiY.an 255 before-lhe-lermlnatlon-of.thls-Gharter, SEE CLAUSE 38 256
(n Use of the Vessel’s Oulfil Equ’1oment and 257 Appliances - The Charterers shall have the u!?.a of all 258 outfit, equipment, and appliances on board the Vessel at 259 the time of delivery, provided the same or their 260 substantial equivalent shall be returned to the Owners on 281 redelivery in substantially the same geo4-e~er----aRG 262 condition as when received, ordinary wear and tear excepled. The 263
Charterers shall from time to time during the Charter 264 period replace such Jtems of equipment as shall be so 265 damaged or worn as to be unfit for use. The Charterers 266 are to procure that all repairs to or replacement of any 267 damaged, worn or lost parts or equipment be effected 268 In such manner (both as regards workmanship and 269 quality of materials) as not to diminish the value of the 270 Vessel. The Charterers have t~e right to fit additional 271 equipment at their expense and risk but the Charterers 272 shall remove such equipment at the end of the period 273 unless agreed otherwise by the Owners and the Charterers . ..Jf r~uested-l>y-lhe-Gwners, Any equipment including radio 274 equipment on hire on the Vessel at time of dellvel)’ shall 275 be kept and maintained by the Charterers and the 278
Charterers shall assume the obligations and liabilities of 277 tho Owners under any lease contracts in connection 278 therewith and shall reimburse the Owners for all 279 expenses incurred in connection therewith, also for any 280 new equipment required In order to comply with radio 281 regurauons, 282
(g) Periodical Drv-Docklnq - The Charterers shall dry- 283 dock the Vessel and <:lean and paint her underwater 284 parts whenever the same may be necessary, but not 285

PART II
"BARECON 2001" Standard Bareboat Charter

(b) If the Vessel be arrested or otherwise detained by reason of a claims or claims against the Owners, the Owners shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.
In such circumstances the Owners shall indemnify the Charterers against any loss, damage or expense incurred by the Charterers (including hire paid under this Charter) as a direct consequence of such arrest or detention.

18. Lien
The Owners to have a lien upon all cargoes, sub-hires and sub-freights belonging or due to the Charterers or any sub-charterers and any Bill of Lading freight for all claims under this Charter, and the Charterers to have a lien on the Vessel for all moneys paid in advance and not earned.

19. Salvage
All salvage and towage performed by the Vessel shall be for the Charterers' benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterers.

20. Wreck Removal
In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation.

21. General Average
The Owners shall not contribute to General Average.

22. Assignment, Sub-Charter and Sale
(a) The Charterers shall not assign this Charter nor sub-charter the Vessel on a bareboat basis except with the prior consent in writing of the Owners, which shall not be unreasonably withheld, and subject to such terms and conditions as the Owners shall approve.
~~(b) The Owners shall not sell the Vessel during the currency of this Charter except with the prior written consent of the Charterers, which shall not be unreasonably withheld, and subject to the buyer accepting an assignment of this Charter.~~ SEE CLAUSE48

23. Contracts of Carriage
*) (a) The Charterers are to procure that all documents issued during the Charter Period evidencing the terms and conditions agreed in respect of carriage of goods shall contain a paramount clause incorporating any legislation relating to carrier's liability for cargo compulsorily applicable in the trade; if no such legislation exists, the documents shall incorporate the Hague-Visby Rules. The documents shall also contain the New Jason Clause and the Both-to-Blame Collision Clause.
*) ~~(b) The Charterers are to procure that all passenger tickets issued during the Charter Period for the carriage of passengers and their luggage under this Charter shall contain a paramount clause incorporating any legislation relating to carrier's liability for passengers and their luggage compulsorily applicable in the trade; if no such legislation exists, the passenger tickets shall incorporate the Athens Convention Relating the Carriage of Passengers and their Luggage by Sea, 1974, and any protocol thereto.~~
*) *Delete as applicable.*

24. Bank Guarantee
(Optional, only to apply if Box 27 filled in)
~~The Charterers undertake to furnish, before delivery of the Vessel, a first class bank guarantee or bond in the sum and at the place as indicated in Box 27 as guarantee for full performance of their obligations under this Charter.~~

25. Requisition/Acquisition ALSO SEE CLAUSE 40 (a)/(b)
(a) In the event of the requisition for Hire of the Vessel by any governmental or other competent authority (hereinafter referred to a "Requisition for Hire") irrespective of the date during the Charter Period when "Requisition for Hire" may occur and irrespective of the length thereof and whether or not it be for an indefinite or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the Charter Period, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated and the Charterers shall continue to pay the stipulated hire in the manner provided by this Charter until the time when the Charter would have terminated pursuant to any of the provisions hereof always provided however that in the event of "Requisition for Hire" any Requisition Hire or compensation received or receivable by the Owners shall be payable to the Charterers during the remainder of the Charter Period or the period of the 'Requisition for Hire' whichever be the shorter.
(b) Notwithstanding the provisions of clause 25 (a), in the event of the Owners being deprived of their ownership in the Vessel by any Compulsory Acquisition of the Vessel or requisition for title by any governmental or other competent authority, **which for the avoidance of any doubt, shall exclude requisition for use or hire not involving requisition of title** (hereinafter referred to as 'Compulsory Acquisition'), then, ~~irrespective of the date during the Charter Period when "Compulsory Acquisition" may occur,~~ this Charter shall be deemed terminated as of the date of such "Compulsory Acquisition". In such event charter hire to be considered as earned and to be paid up to the date and time of such "Compulsory Acquisition", **but not thereafter.**

26. War
(a) For the purpose of this Clause, the words 'War Risks' shall include any war (whether actual or threatened), act of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines (whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades (whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever), by any person, body, terrorist or political group, or the Government of any state whatsoever, which may be dangerous or are likely to be or to become dangerous to the Vessel, her cargo, crew or other persons on board the Vessel.
(b) The Vessel, unless the written consent of the Owners be first obtained, shall not continue to or go through any port, place, area or zone (whether of land or sea), or any waterway or canal, where it reasonably appears that the Vessel, her cargo, crew or other persons on board the Vessel, in the reasonable judgement of the Owners, may be, or are likely to be, exposed to War Risks. Should the Vessel be within any such place as aforesaid, which only becomes dangerous or is likely to be or to become dangerous, after the entry into it, the Owners shall have the right to require the Vessel to leave such area.
(c) The Vessel shall not load contraband cargo, or to pass through any blockade, whether such blockade be imposed on all vessels, or is imposed selectively in any way whatsoever against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject, or is likely to be subject to a belligerent's right of search and/or confiscation.
~~(d) If the insurers of the war risk insurance, when Clause 14 is applicable, should require payment of premiums and/or calls because, pursuant to the Charterers' orders, the Vessel is within, or is due to enter and remain within, any area or areas which are specified by such insurers as being subject to additional premiums because of War Risks, then such premiums and/or calls~~

PART II
"BARECON 2001" Standard Bareboat Charter

~~shall be reimbursed by the Charterers to the Owners at the same time as the next payment of hire is due.~~

(e) The Charterers shall have the liberty:

(i) to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever which are given by the government of the nation under whose flag the vessel sails, or any other government, body or group whatsoever acting with the power to compel compliance with their orders or directions'

(ii) to comply with the orders, directions or recommendations of any war risks underwriters who have the authority to give the same under the terms of the war risks insurance;

(iii) to comply with the terms of any resolution of the Security Council of the United Nations, any directives of the European Community, the effective orders of any other supranational body which has the right to issue and give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey the orders and directions of those who are charged with their enforcement.

~~(f) In the event of outbreak of war (whether there be a declaration of war or not) (i) between any two or more of the following countries: the United States of America; Russia; the United Kingdom; France; and the People's Republic of China, (ii) between any two or more of the countries stated in Box 36, both the Owners and the Charterers shall have the right to cancel this Charter, whereupon the Charterers shall redeliver the Vessel to the Owners in accordance with Clause 15, if the Vessel has cargo on board after discharge thereof at destination, or if debarred under this Clause from reaching and entering it at a near open and safe port as directed by the Owners, or if the Vessel has no cargo on board, at the port at which the Vessel then is or if at sea at a near, open and safe port as directed by the Owners. In all cases hire shall continue to be paid in accordance with Clause 11 and except as aforesaid all other provisions of this Charter shall apply until redelivery.~~

27. Commission

~~The Owners to pay a commission at the rate indicated in Box 33 to the Brokers named in Box 33 on any hire paid under the Charter. If no rate is indicated in Box 33, the commission to be paid by the Owners shall cover the actual expenses of the Brokers and a reasonable fee for their work.~~

~~If the full hire is not paid owing to breach of the Charter by either of the parties, the party liable therefore shall indemnify the Brokers against their loss of commission.~~ Should the parties agree to cancel the Charter, the Owners shall indemnify the Brokers against any loss of commission but in such case the commission shall not exceed the brokerage on one year's hire.

28. Termination

(a) Charterer's Default

~~The Owners shall be entitled to withdraw the Vessel from the service of the Charterers and terminate the Charter with immediate effect by written notice to the Charterers if:~~

~~(i) the Charterers fail to pay hire in accordance with Clause 11. However, where there is a failure to make punctual payment of hire due to oversight, negligence, errors or omissions on the part of the Charterers or their bankers, the Owners shall give the Charterers written notice of the number of clear banking days stated in Box 34 (as recognised at the agreed place of payment) in which to rectify the failure, and when so rectified within such number of days following the Owners' notice, the payment shall stand as regular and punctual. Failure by the Charterers to pay hire within the number of days stated in Box 34 of their receiving the Owners' notice as provided herein, shall entitle the Owners to withdraw the Vessel from the service of the Charterers and terminate the Charter without further notice;~~

~~(ii) the Charterers fail to comply with the requirements of:~~

~~(1) Clause 6 (Trading Restrictions)~~

~~(2) Clause 13(a) (Insurance and Repairs)~~

~~provided that the Owners shall have the option, by written notice to the Charterers, to give the Charterers a specified number of days grace within which to rectify the failure without prejudice to the Owners' right to withdraw and terminate under this Clause if the Charterers fail to comply with such notice;~~

~~(iii) the Charterers fail to rectify any failure to comply with the requirements of sub-clause 10(a)(i) (Maintenance and Repairs) as soon as practically possible after the Owners have requested them in writing so to do and in any event so that the Vessel's insurance cover is not prejudiced.~~

SEE CLAUSE 41 & 42

(b) Owners' Default

If the Owners shall by any act or omission be in breach of their obligations under this Charter to the extent that the Charterers are deprived of the use of the Vessel and such breach continues for a period of fourteen (14) running days after written notice thereof has been given by the Charterers to the Owners, the Charterers shall be entitled to terminate this Charter with immediate effect by written notice to the Owners.

(c) Loss of Vessel

~~This Charter shall be deemed to be terminated if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss. For the purpose of this sub-clause, the Vessel shall not be deemed to be lost unless she has either become an actual total loss or agreement has been reached with her underwriters in respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred.~~ **SEE CLAUSE 40 (d)/(e)**

(d) Either party shall be entitled to terminate this Charter with immediate effect by written notice to the other party in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of the other party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver is appointed, ~~or if it suspends payment,~~ ceases to carry on business or makes any special arrangements or composition with its creditors.

(e) The termination of this Charter shall be without prejudice to all rights accrued due between the parties prior to the date of termination and to any claim that either party might have.

29. Repossession

In the event of the termination of this Charter in accordance with the applicable provisions of Clause 28, the Owners shall have the right to repossess the Vessel from the Charterers at her current or next port of call, or at a port or place convenient to them without hindrance or interference by the Charterers, courts or local authorities. Pending physical repossession of the Vessel in accordance with this Clause 29, the Charterers shall

PART II
11BARECON 2001” Standard Bareboat Charter
11BARECON 2001”
(<>) for any et~er--G<Jmmerslal--reason they seRSi<ler 139 oosessary (provhie<l-it does not unduly IAiolferer-wllh-lhe 140 oemmeFGiai-GpefBtlen-of-lhe Vessel). The-e<>sltHIOO-Iees 141 fof-SUG!Hnspeotlon and su,ey shall--l>e--pal<l-by-the 142 OWners, 143
All time used-ht-fes[:JeGt ef iRspeGtieA,--SUW&y-oHepalr& 144 shall-be-fer the Challerers’ aGOOunt-anG-Ierm ~art ef tha 145 G-eriG<!, 146 The Charterers shall also permit the Owners to Inspect the 147
Vessel’s log books maximum once per year wheneve; 148 reasonably-requested and shall whenever required by the 149
Owners furnish them with full !nrormation regarding any 150 casualties or other accidents or damage to the Vessel. 151
9. Inventories, 011 and Stores SEE CLAUSE 53 152
A-<romplete lnventery-<>1-th&--Vessel’s-<>nllre-e~ulpmOR~ 153
<>lll!il--i<>oluolng spaFe-parts, appllaRGes aml-&1-all 154
oonsumable stores sn-boar<l-t~e-VesseH!hall-l>e-maoe 155
l>y--lhe Charterel’S-ln-oon)unotlen with the Ownera en 156
Oeilvery--an<l-a~A-reoetlvery el the-Vesseh-+lle 157
~arterers anG-tJ\e-.Qwner~estively, sRall at the 158
Uma--{)f.-4ellvety-anEHedetivety take ever and pay feF-aU: 169 bunkef&,-lubrl<!aling oil, unbroaehe<l-pr<>vlslens;-palnts, 160
FQ):lBS aRd otf.ler-oon&umable--sleres (eJtsl~:~~iAg spaFe 161 peRsf-IA-Iho-sald-Vessel at tha then ourrent markel-plioes 162 al-tlle-perts-Gklollvery-<~nlke<lellvory,-reepeslively. The 163 Charterera shall-ensuro that all spare parts liste~e 164 hwentery and wsad rl~:~riAg the Charter Pefiod-are 165 refllased at thelr--&~ense flFier te ret::lslilJe:y of the 166
Vessel~ SEE ALSO CLAUSE 32, AND CLAUSE 46 167
Malntenanca and Operation
10. (a)(J)Maintenance and Repairs· During the Charter period 168 the Vessel shall be In the full possession and at the 169 absolute disposal for all purposes of the Charterers 170 and under their complete control in every respect. 171 The Charterers shall exercise due diligence to 172 maintain the Vessel, her machinery, boilers, 173 appurtenances and spare parts in a good state of 174 repair, in efficient operating condition and In 175 accordance with good commercial maintenance 176 practice and, except as provided for In Clause 14(1), If 177 applicable, at their own expense, they shall at all 178 times keep the Vessel’s Class unexpired fully-up-to 179 Oete with the Classification Society Indicated In Box 180
.1Q maintain all other necessary certificates in force at 181 all times. 182
{ii) New Class and Other Safetv Requirements 183 fA-the-event.-Gkmy-lmpr.ovemeAtj slmstt:~ral shanges 184 or-----flew-----equlpment---beoomlnjJ------A.esessa!y fef--th.e 185 ooRtirmed-eperatian-of-tha Vessel by reassfl sf-new 186
Glass re~uireMcnt&--<Jr-by--GeMpulsory-!eglslatlen 187
oestlng-(ex~luding-the Chartcrera’ loss of-time) 188 more-than-the-peraentage stale<i-1R--Box-:l3,-er-lf 189
Qex 2a is--left-b!ank;--5--per-GeA~f--the Vessel’s 190 lnsuronce value as stated h’1 QO)( 29, then-the 191
OJ<tenl;-ik!!ly,-le-whloh-lll<Hal8-0f.lllre-shalt-lle-vafie<l 192 an<l-th8-J’atl<>-ln-whlsh-lhe-oosl-ef--oemplianGe shsll 193 bO··ShafB<I between the-partles-oonoeme<l-iA-Order 194 ta-ae!’deve a reasanable--dlstf.fuutieA thereef as 195 b&lWeen-the--GW!lera--an<l--thrH:harterers haVIR!! 196 regard, lnter--alla,-te-the--length of the perlo<l 197 remalnlng-<~n<ier-this-f:hartcr, shall In the absenoe-ef 198 agreemeJI\,-be-referre<l--t<>--lh<Hilspute--resolutlen 199 methed-agreeo’-ln Clause 3Q. SEE CLAUSE 38 200 (Ill) Financial Security - The Charterers shall maintain 201 financial security or responsibility in respect of third 202 party liabilities as required by any government, 203 including federal, state or municipal or other division 204 or authority thereof, to onable the Vessel, without 205 penally or charge, lawfully to enter, remain at, or 206 leave any port, place, territorial or contiguous waters 207 or any country, state or municipality In performance 208 of this Charter without any delay. This obligation 209 shall apply whether or not such requirements have 210 been lawfully imposed by such government or 211 division or authority t~ereof. 212 arrangements by bond or otheiW!se as may be 214 necessary to satisfy such requirements at the Charterers’ 215 sole expense and the Charterers shall indemnify the 216 Owners against aU consequences whatsoever (including 217 loss of time) for any failure or Inability to do so. 218
(b) Operatjon of the Vessel -The Charterers shall at 219 their own expense and by their own procurement man, 220 vtctual, navigate, operate, supply, fuel and, whenever 221 required, repair the Vessel during the Charter Period and 222 they shall pay all charges and expenses of every kind 223 and nature whatsoever incidental to their use and 224 operation of the Vessel under this Charter, Including 225 annual flag state fees and any foreign general 228 municipality and/or state taxes. The Master officers and 227
1 crew of the Vessel shall be the servants of the Charterers 228 for all purposes whatsoever, even-if..--foi’---Bny---masofl 229 appeillted-l>y-lhe-GwnOF& 230 Charterers s~all comply with t~e regulations regarding 231 officers and crew In force In the country of the Vessel’s 232 flag or any olher applicable law. 233 (c) The Charterers shall keep the owners an<l--the 234 me~gagee(s) advised of the Intended employment, 235 planned dry-docking and major repairs of the Vessel, as 236 reasonably required. 237 (d) Flag and Name of Vessel 238 r:lwrln!l-\lle-GharteH’erle<l,-t~e-Gharterero-shall-lleve-lhe 239 liberty-lo-paint~~e-Vessei-IA-Ihelr-ewA-OOieufS;-inslall-anEI 240
Ols~lay tholr-fWAAeiiASigAia-aAO fly their SIVA hs•se flag, 241 ThrH:harterens--shall-alse-have--lhe--llberty,wltil--the 242
OwneFS’ GQ!’lsent, wAial:l sAall net be ~mreas&Rably 243 wlthheld;-t<Hlllange--lhe-flag-and/or-the-name-<>t-the 244
VesaeHI•fill§c-ltle-Gha~er Period. Palntlni!-and--re- 245 peffiting,IABial-d--re-hlslali!!Cllt,-Jeglslratien--M<I 246
Ele-reglstraHen,iH’e~”ir~<i-l>y-l~e-Owners,sllall-ile-<lt-lhe 24 7 CMI!erers’ e>pense an<l-time,.-SEE CLAUSE 37 & 43 248
(e) Changes to the Vessei...S•I>JeGt-I<H:iaYse4ll{aJ~I); 249 lhe--GMFlerers shall make--fle stRJslt.~ml shaAges in-#le 250
Vessei---Gr-41anges--IA--the-maslllnefY;---I>ollers, 251 appuFtananGes-&r-spare-paFts-thareaf....wilheut-Jn-eaGh 252 instaAoo-lifst-sOSllriH!j-11\e Owners’ aptlroval-lhereelc--tf 253 the-Owners-so-agree;-the-Gharterers-shall,l~the-Owners 254
S9-fequire,----restere--the-Vessel te its farffief--Gf)ndiY.an 255 before-lhe-lermlnatlon-of.thls-Gharter, SEE CLAUSE 38 256
(n Use of the Vessel’s Oulfil Equ’1oment and 257 Appliances - The Charterers shall have the u!?.a of all 258 outfit, equipment, and appliances on board the Vessel at 259 the time of delivery, provided the same or their 260 substantial equivalent shall be returned to the Owners on 281 redelivery in substantially the same geo4-e~er----aRG 262 condition as when received, ordinary wear and tear excepled. The 263
Charterers shall from time to time during the Charter 264 period replace such Jtems of equipment as shall be so 265 damaged or worn as to be unfit for use. The Charterers 266 are to procure that all repairs to or replacement of any 267 damaged, worn or lost parts or equipment be effected 268 In such manner (both as regards workmanship and 269 quality of materials) as not to diminish the value of the 270 Vessel. The Charterers have t~e right to fit additional 271 equipment at their expense and risk but the Charterers 272 shall remove such equipment at the end of the period 273 unless agreed otherwise by the Owners and the Charterers . ..Jf r~uested-l>y-lhe-Gwners, Any equipment including radio 274 equipment on hire on the Vessel at time of dellvel)’ shall 275 be kept and maintained by the Charterers and the 278
Charterers shall assume the obligations and liabilities of 277 tho Owners under any lease contracts in connection 278 therewith and shall reimburse the Owners for all 279 expenses incurred in connection therewith, also for any 280 new equipment required In order to comply with radio 281 regurauons, 282
(g) Periodical Drv-Docklnq - The Charterers shall dry- 283 dock the Vessel and <:lean and paint her underwater 284 parts whenever the same may be necessary, but not 285

PART II
11BARECON 2001” Standard Bareboat Charter
11BARECON 2001”
(<>) for any et~er--G<Jmmerslal--reason they seRSi<ler 139 oosessary (provhie<l-it does not unduly IAiolferer-wllh-lhe 140 oemmeFGiai-GpefBtlen-of-lhe Vessel). The-e<>sltHIOO-Iees 141 fof-SUG!Hnspeotlon and su,ey shall--l>e--pal<l-by-the 142 OWners, 143
All time used-ht-fes[:JeGt ef iRspeGtieA,--SUW&y-oHepalr& 144 shall-be-fer the Challerers’ aGOOunt-anG-Ierm ~art ef tha 145 G-eriG<!, 146 The Charterers shall also permit the Owners to Inspect the 147
Vessel’s log books maximum once per year wheneve; 148 reasonably-requested and shall whenever required by the 149
Owners furnish them with full !nrormation regarding any 150 casualties or other accidents or damage to the Vessel. 151
9. Inventories, 011 and Stores SEE CLAUSE 53 152
A-<romplete lnventery-<>1-th&--Vessel’s-<>nllre-e~ulpmOR~ 153
<>lll!il--i<>oluolng spaFe-parts, appllaRGes aml-&1-all 154
oonsumable stores sn-boar<l-t~e-VesseH!hall-l>e-maoe 155
l>y--lhe Charterel’S-ln-oon)unotlen with the Ownera en 156
Oeilvery--an<l-a~A-reoetlvery el the-Vesseh-+lle 157
~arterers anG-tJ\e-.Qwner~estively, sRall at the 158
Uma--{)f.-4ellvety-anEHedetivety take ever and pay feF-aU: 169 bunkef&,-lubrl<!aling oil, unbroaehe<l-pr<>vlslens;-palnts, 160
FQ):lBS aRd otf.ler-oon&umable--sleres (eJtsl~:~~iAg spaFe 161 peRsf-IA-Iho-sald-Vessel at tha then ourrent markel-plioes 162 al-tlle-perts-Gklollvery-<~nlke<lellvory,-reepeslively. The 163 Charterera shall-ensuro that all spare parts liste~e 164 hwentery and wsad rl~:~riAg the Charter Pefiod-are 165 refllased at thelr--&~ense flFier te ret::lslilJe:y of the 166
Vessel~ SEE ALSO CLAUSE 32, AND CLAUSE 46 167
Malntenanca and Operation
10. (a)(J)Maintenance and Repairs· During the Charter period 168 the Vessel shall be In the full possession and at the 169 absolute disposal for all purposes of the Charterers 170 and under their complete control in every respect. 171 The Charterers shall exercise due diligence to 172 maintain the Vessel, her machinery, boilers, 173 appurtenances and spare parts in a good state of 174 repair, in efficient operating condition and In 175 accordance with good commercial maintenance 176 practice and, except as provided for In Clause 14(1), If 177 applicable, at their own expense, they shall at all 178 times keep the Vessel’s Class unexpired fully-up-to 179 Oete with the Classification Society Indicated In Box 180
.1Q maintain all other necessary certificates in force at 181 all times. 182
{ii) New Class and Other Safetv Requirements 183 fA-the-event.-Gkmy-lmpr.ovemeAtj slmstt:~ral shanges 184 or-----flew-----equlpment---beoomlnjJ------A.esessa!y fef--th.e 185 ooRtirmed-eperatian-of-tha Vessel by reassfl sf-new 186
Glass re~uireMcnt&--<Jr-by--GeMpulsory-!eglslatlen 187
oestlng-(ex~luding-the Chartcrera’ loss of-time) 188 more-than-the-peraentage stale<i-1R--Box-:l3,-er-lf 189
Qex 2a is--left-b!ank;--5--per-GeA~f--the Vessel’s 190 lnsuronce value as stated h’1 QO)( 29, then-the 191
OJ<tenl;-ik!!ly,-le-whloh-lll<Hal8-0f.lllre-shalt-lle-vafie<l 192 an<l-th8-J’atl<>-ln-whlsh-lhe-oosl-ef--oemplianGe shsll 193 bO··ShafB<I between the-partles-oonoeme<l-iA-Order 194 ta-ae!’deve a reasanable--dlstf.fuutieA thereef as 195 b&lWeen-the--GW!lera--an<l--thrH:harterers haVIR!! 196 regard, lnter--alla,-te-the--length of the perlo<l 197 remalnlng-<~n<ier-this-f:hartcr, shall In the absenoe-ef 198 agreemeJI\,-be-referre<l--t<>--lh<Hilspute--resolutlen 199 methed-agreeo’-ln Clause 3Q. SEE CLAUSE 38 200 (Ill) Financial Security - The Charterers shall maintain 201 financial security or responsibility in respect of third 202 party liabilities as required by any government, 203 including federal, state or municipal or other division 204 or authority thereof, to onable the Vessel, without 205 penally or charge, lawfully to enter, remain at, or 206 leave any port, place, territorial or contiguous waters 207 or any country, state or municipality In performance 208 of this Charter without any delay. This obligation 209 shall apply whether or not such requirements have 210 been lawfully imposed by such government or 211 division or authority t~ereof. 212 arrangements by bond or otheiW!se as may be 214 necessary to satisfy such requirements at the Charterers’ 215 sole expense and the Charterers shall indemnify the 216 Owners against aU consequences whatsoever (including 217 loss of time) for any failure or Inability to do so. 218
(b) Operatjon of the Vessel -The Charterers shall at 219 their own expense and by their own procurement man, 220 vtctual, navigate, operate, supply, fuel and, whenever 221 required, repair the Vessel during the Charter Period and 222 they shall pay all charges and expenses of every kind 223 and nature whatsoever incidental to their use and 224 operation of the Vessel under this Charter, Including 225 annual flag state fees and any foreign general 228 municipality and/or state taxes. The Master officers and 227
1 crew of the Vessel shall be the servants of the Charterers 228 for all purposes whatsoever, even-if..--foi’---Bny---masofl 229 appeillted-l>y-lhe-GwnOF& 230 Charterers s~all comply with t~e regulations regarding 231 officers and crew In force In the country of the Vessel’s 232 flag or any olher applicable law. 233 (c) The Charterers shall keep the owners an<l--the 234 me~gagee(s) advised of the Intended employment, 235 planned dry-docking and major repairs of the Vessel, as 236 reasonably required. 237 (d) Flag and Name of Vessel 238 r:lwrln!l-\lle-GharteH’erle<l,-t~e-Gharterero-shall-lleve-lhe 239 liberty-lo-paint~~e-Vessei-IA-Ihelr-ewA-OOieufS;-inslall-anEI 240
Ols~lay tholr-fWAAeiiASigAia-aAO fly their SIVA hs•se flag, 241 ThrH:harterens--shall-alse-have--lhe--llberty,wltil--the 242
OwneFS’ GQ!’lsent, wAial:l sAall net be ~mreas&Rably 243 wlthheld;-t<Hlllange--lhe-flag-and/or-the-name-<>t-the 244
VesaeHI•fill§c-ltle-Gha~er Period. Palntlni!-and--re- 245 peffiting,IABial-d--re-hlslali!!Cllt,-Jeglslratien--M<I 246
Ele-reglstraHen,iH’e~”ir~<i-l>y-l~e-Owners,sllall-ile-<lt-lhe 24 7 CMI!erers’ e>pense an<l-time,.-SEE CLAUSE 37 & 43 248
(e) Changes to the Vessei...S•I>JeGt-I<H:iaYse4ll{aJ~I); 249 lhe--GMFlerers shall make--fle stRJslt.~ml shaAges in-#le 250
Vessei---Gr-41anges--IA--the-maslllnefY;---I>ollers, 251 appuFtananGes-&r-spare-paFts-thareaf....wilheut-Jn-eaGh 252 instaAoo-lifst-sOSllriH!j-11\e Owners’ aptlroval-lhereelc--tf 253 the-Owners-so-agree;-the-Gharterers-shall,l~the-Owners 254
S9-fequire,----restere--the-Vessel te its farffief--Gf)ndiY.an 255 before-lhe-lermlnatlon-of.thls-Gharter, SEE CLAUSE 38 256
(n Use of the Vessel’s Oulfil Equ’1oment and 257 Appliances - The Charterers shall have the u!?.a of all 258 outfit, equipment, and appliances on board the Vessel at 259 the time of delivery, provided the same or their 260 substantial equivalent shall be returned to the Owners on 281 redelivery in substantially the same geo4-e~er----aRG 262 condition as when received, ordinary wear and tear excepled. The 263
Charterers shall from time to time during the Charter 264 period replace such Jtems of equipment as shall be so 265 damaged or worn as to be unfit for use. The Charterers 266 are to procure that all repairs to or replacement of any 267 damaged, worn or lost parts or equipment be effected 268 In such manner (both as regards workmanship and 269 quality of materials) as not to diminish the value of the 270 Vessel. The Charterers have t~e right to fit additional 271 equipment at their expense and risk but the Charterers 272 shall remove such equipment at the end of the period 273 unless agreed otherwise by the Owners and the Charterers . ..Jf r~uested-l>y-lhe-Gwners, Any equipment including radio 274 equipment on hire on the Vessel at time of dellvel)’ shall 275 be kept and maintained by the Charterers and the 278
Charterers shall assume the obligations and liabilities of 277 tho Owners under any lease contracts in connection 278 therewith and shall reimburse the Owners for all 279 expenses incurred in connection therewith, also for any 280 new equipment required In order to comply with radio 281 regurauons, 282
(g) Periodical Drv-Docklnq - The Charterers shall dry- 283 dock the Vessel and <:lean and paint her underwater 284 parts whenever the same may be necessary, but not 285

PART II
11BARECON 2001” Standard Bareboat Charter
11BARECON 2001”
(<>) for any et~er--G<Jmmerslal--reason they seRSi<ler 139 oosessary (provhie<l-it does not unduly IAiolferer-wllh-lhe 140 oemmeFGiai-GpefBtlen-of-lhe Vessel). The-e<>sltHIOO-Iees 141 fof-SUG!Hnspeotlon and su,ey shall--l>e--pal<l-by-the 142 OWners, 143
All time used-ht-fes[:JeGt ef iRspeGtieA,--SUW&y-oHepalr& 144 shall-be-fer the Challerers’ aGOOunt-anG-Ierm ~art ef tha 145 G-eriG<!, 146 The Charterers shall also permit the Owners to Inspect the 147
Vessel’s log books maximum once per year wheneve; 148 reasonably-requested and shall whenever required by the 149
Owners furnish them with full !nrormation regarding any 150 casualties or other accidents or damage to the Vessel. 151
9. Inventories, 011 and Stores SEE CLAUSE 53 152
A-<romplete lnventery-<>1-th&--Vessel’s-<>nllre-e~ulpmOR~ 153
<>lll!il--i<>oluolng spaFe-parts, appllaRGes aml-&1-all 154
oonsumable stores sn-boar<l-t~e-VesseH!hall-l>e-maoe 155
l>y--lhe Charterel’S-ln-oon)unotlen with the Ownera en 156
Oeilvery--an<l-a~A-reoetlvery el the-Vesseh-+lle 157
~arterers anG-tJ\e-.Qwner~estively, sRall at the 158
Uma--{)f.-4ellvety-anEHedetivety take ever and pay feF-aU: 169 bunkef&,-lubrl<!aling oil, unbroaehe<l-pr<>vlslens;-palnts, 160
FQ):lBS aRd otf.ler-oon&umable--sleres (eJtsl~:~~iAg spaFe 161 peRsf-IA-Iho-sald-Vessel at tha then ourrent markel-plioes 162 al-tlle-perts-Gklollvery-<~nlke<lellvory,-reepeslively. The 163 Charterera shall-ensuro that all spare parts liste~e 164 hwentery and wsad rl~:~riAg the Charter Pefiod-are 165 refllased at thelr--&~ense flFier te ret::lslilJe:y of the 166
Vessel~ SEE ALSO CLAUSE 32, AND CLAUSE 46 167
Malntenanca and Operation
10. (a)(J)Maintenance and Repairs· During the Charter period 168 the Vessel shall be In the full possession and at the 169 absolute disposal for all purposes of the Charterers 170 and under their complete control in every respect. 171 The Charterers shall exercise due diligence to 172 maintain the Vessel, her machinery, boilers, 173 appurtenances and spare parts in a good state of 174 repair, in efficient operating condition and In 175 accordance with good commercial maintenance 176 practice and, except as provided for In Clause 14(1), If 177 applicable, at their own expense, they shall at all 178 times keep the Vessel’s Class unexpired fully-up-to 179 Oete with the Classification Society Indicated In Box 180
.1Q maintain all other necessary certificates in force at 181 all times. 182
{ii) New Class and Other Safetv Requirements 183 fA-the-event.-Gkmy-lmpr.ovemeAtj slmstt:~ral shanges 184 or-----flew-----equlpment---beoomlnjJ------A.esessa!y fef--th.e 185 ooRtirmed-eperatian-of-tha Vessel by reassfl sf-new 186
Glass re~uireMcnt&--<Jr-by--GeMpulsory-!eglslatlen 187
oestlng-(ex~luding-the Chartcrera’ loss of-time) 188 more-than-the-peraentage stale<i-1R--Box-:l3,-er-lf 189
Qex 2a is--left-b!ank;--5--per-GeA~f--the Vessel’s 190 lnsuronce value as stated h’1 QO)( 29, then-the 191
OJ<tenl;-ik!!ly,-le-whloh-lll<Hal8-0f.lllre-shalt-lle-vafie<l 192 an<l-th8-J’atl<>-ln-whlsh-lhe-oosl-ef--oemplianGe shsll 193 bO··ShafB<I between the-partles-oonoeme<l-iA-Order 194 ta-ae!’deve a reasanable--dlstf.fuutieA thereef as 195 b&lWeen-the--GW!lera--an<l--thrH:harterers haVIR!! 196 regard, lnter--alla,-te-the--length of the perlo<l 197 remalnlng-<~n<ier-this-f:hartcr, shall In the absenoe-ef 198 agreemeJI\,-be-referre<l--t<>--lh<Hilspute--resolutlen 199 methed-agreeo’-ln Clause 3Q. SEE CLAUSE 38 200 (Ill) Financial Security - The Charterers shall maintain 201 financial security or responsibility in respect of third 202 party liabilities as required by any government, 203 including federal, state or municipal or other division 204 or authority thereof, to onable the Vessel, without 205 penally or charge, lawfully to enter, remain at, or 206 leave any port, place, territorial or contiguous waters 207 or any country, state or municipality In performance 208 of this Charter without any delay. This obligation 209 shall apply whether or not such requirements have 210 been lawfully imposed by such government or 211 division or authority t~ereof. 212 arrangements by bond or otheiW!se as may be 214 necessary to satisfy such requirements at the Charterers’ 215 sole expense and the Charterers shall indemnify the 216 Owners against aU consequences whatsoever (including 217 loss of time) for any failure or Inability to do so. 218
(b) Operatjon of the Vessel -The Charterers shall at 219 their own expense and by their own procurement man, 220 vtctual, navigate, operate, supply, fuel and, whenever 221 required, repair the Vessel during the Charter Period and 222 they shall pay all charges and expenses of every kind 223 and nature whatsoever incidental to their use and 224 operation of the Vessel under this Charter, Including 225 annual flag state fees and any foreign general 228 municipality and/or state taxes. The Master officers and 227
1 crew of the Vessel shall be the servants of the Charterers 228 for all purposes whatsoever, even-if..--foi’---Bny---masofl 229 appeillted-l>y-lhe-GwnOF& 230 Charterers s~all comply with t~e regulations regarding 231 officers and crew In force In the country of the Vessel’s 232 flag or any olher applicable law. 233 (c) The Charterers shall keep the owners an<l--the 234 me~gagee(s) advised of the Intended employment, 235 planned dry-docking and major repairs of the Vessel, as 236 reasonably required. 237 (d) Flag and Name of Vessel 238 r:lwrln!l-\lle-GharteH’erle<l,-t~e-Gharterero-shall-lleve-lhe 239 liberty-lo-paint~~e-Vessei-IA-Ihelr-ewA-OOieufS;-inslall-anEI 240
Ols~lay tholr-fWAAeiiASigAia-aAO fly their SIVA hs•se flag, 241 ThrH:harterens--shall-alse-have--lhe--llberty,wltil--the 242
OwneFS’ GQ!’lsent, wAial:l sAall net be ~mreas&Rably 243 wlthheld;-t<Hlllange--lhe-flag-and/or-the-name-<>t-the 244
VesaeHI•fill§c-ltle-Gha~er Period. Palntlni!-and--re- 245 peffiting,IABial-d--re-hlslali!!Cllt,-Jeglslratien--M<I 246
Ele-reglstraHen,iH’e~”ir~<i-l>y-l~e-Owners,sllall-ile-<lt-lhe 24 7 CMI!erers’ e>pense an<l-time,.-SEE CLAUSE 37 & 43 248
(e) Changes to the Vessei...S•I>JeGt-I<H:iaYse4ll{aJ~I); 249 lhe--GMFlerers shall make--fle stRJslt.~ml shaAges in-#le 250
Vessei---Gr-41anges--IA--the-maslllnefY;---I>ollers, 251 appuFtananGes-&r-spare-paFts-thareaf....wilheut-Jn-eaGh 252 instaAoo-lifst-sOSllriH!j-11\e Owners’ aptlroval-lhereelc--tf 253 the-Owners-so-agree;-the-Gharterers-shall,l~the-Owners 254
S9-fequire,----restere--the-Vessel te its farffief--Gf)ndiY.an 255 before-lhe-lermlnatlon-of.thls-Gharter, SEE CLAUSE 38 256
(n Use of the Vessel’s Oulfil Equ’1oment and 257 Appliances - The Charterers shall have the u!?.a of all 258 outfit, equipment, and appliances on board the Vessel at 259 the time of delivery, provided the same or their 260 substantial equivalent shall be returned to the Owners on 281 redelivery in substantially the same geo4-e~er----aRG 262 condition as when received, ordinary wear and tear excepled. The 263
Charterers shall from time to time during the Charter 264 period replace such Jtems of equipment as shall be so 265 damaged or worn as to be unfit for use. The Charterers 266 are to procure that all repairs to or replacement of any 267 damaged, worn or lost parts or equipment be effected 268 In such manner (both as regards workmanship and 269 quality of materials) as not to diminish the value of the 270 Vessel. The Charterers have t~e right to fit additional 271 equipment at their expense and risk but the Charterers 272 shall remove such equipment at the end of the period 273 unless agreed otherwise by the Owners and the Charterers . ..Jf r~uested-l>y-lhe-Gwners, Any equipment including radio 274 equipment on hire on the Vessel at time of dellvel)’ shall 275 be kept and maintained by the Charterers and the 278
Charterers shall assume the obligations and liabilities of 277 tho Owners under any lease contracts in connection 278 therewith and shall reimburse the Owners for all 279 expenses incurred in connection therewith, also for any 280 new equipment required In order to comply with radio 281 regurauons, 282
(g) Periodical Drv-Docklnq - The Charterers shall dry- 283 dock the Vessel and <:lean and paint her underwater 284 parts whenever the same may be necessary, but not 285

"BARECON 2001" Standard Bareboat Charter

OPTIONAL PART

PART V
PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A BAREBOAT CHARTER REGISTRY

(Optional, only to apply if expressly agreed and stated in Box 43)

1. **Definitions**
For the purpose of this PART V, the following terms shall have the meanings hereby assigned to them:
"The Bareboat Charter Registry" shall mean the registry of the state whose flag the Vessel will fly and in which the Charterers are registered as the bareboat charterers during the period of the Bareboat Charter.
"The Underlying Registry" shall mean the registry of the state in which the Owners of the Vessel are registered as Owners and to which jurisdiction and control of the Vessel will revert upon termination of the Bareboat Charter Registration.

2. **Mortgage – See Clause 44**
The Vessel chartered under this Charter is financed by a mortgage and the provisions of Clause 12(b) (PART II) shall apply.

3. **Termination of Charter by Default**
If the Vessel chartered under this Charter is registered in a Bareboat Charter Registry as stated in Box 44, and if the Owners shall default in the payment of any amounts due under the mortgage(s) specified in Box 28, the Charterers shall, if so required by the mortgagee, direct the Owners to re-register the Vessel in the Underlying Registry as shown in Box 45.
In the event of the Vessel being deleted from the Bareboat Charter Registry as stated in Box 44, due to a default by the Owners in the payment of any amounts due under the mortgage(s), the Charterers shall have the right to terminate this Charter forthwith and without prejudice to any other claim they may have against the Owners under this Charter.

Additional Clauses
to the Bareboat Charter Party dated 15 fe!z)”Mvv 2020 (this “Charter”) by
r,
LUA LINE S.A. and OK! NO KA!UN CO., LTD. as owner (the “Owners”) and
ROSELITE SHIPPING CORPORATION. as charterer (the “Charterers”)
in respect of MV “Dream Coral” (to be named “Navios Corali”) (the “Vessel”)
32. DELIVERY
(a) The Charterers shall take delivery of the Vessel under this Charter simultaneously with delivery by the Sellers (as defined in Clause 1 of this Charter) as sellers to the Owners as buyers under the MOA, and the Owners shall be obliged to deliver the Vessel to the Charterers hereunder in the same moment as the Owners is taking delivery of the Vessel under the MOA.
(b) In the event that the Vessel is not delivered to Owners under the MOA for any reason, this Charter shall automatically terminate.
(c) The Owners warrant that the Vessel, at time of delivery, is free from all charters, encumbrances, mortgages and maritime liens or any other debts whatsoever, other than (I) those incurred prior to the delivery of the Vessel hereunder, (ii) this Charter and (iii) the mortgage over the Vessel, assignment of insurance in respect of the Vessel and the assignment of the charter hires in respect hereof in favour of AWA BANK. (the
“Mortgagee”).
(d) The Vessel shall be delivered under this Charter in the same condition and with the same equipment, inventory and spare parts as she is delivered to the Owners under the MOA. The Charterers know the Vessel’s condition at the time of delivery, and expressly agree that the Vessel’s condition as delivered under the MOA is acceptable and in accordance with the provisions of this Charter. The Vessel shall be delivered to the Charterers under this Charter strictly “as is/where is”, and the Charterers shall waive any and all claims against the Owners under this Charter on account of any conditions, seaworthiness, representations, warranties expressed or implied in respect of the Vessel (including but not limited to any bunkers, oils, spare parts and other items whatsoever) on delivery.

33. ISM CODE
During the currency of this Charter the Charterers shall procure at the costs and expenses and time of the Charterers that the Vessel and the “company” (as defined by the ISM code) shall comply with the requirements of the ISM code. Upon request the Charterers shall provide a copy of relevant documents of compliance (DOC) and safety management certificate (SMC) to the Owners. For the avoidance of any doubt any loss, damage, expense or delay caused by the failure on the part of the “Company” to comply with the ISM code shall be for the Charterers’ account.
34. CHARTER PERIOD
(a) The Owners shall let to the Charterers and the Charterers shall take the Vessel on charter for the period and upon the terms and conditions contained herein.
(b) Subject always to the provisions hereto, the period of the chartering of the Vessel hereunder (hereinafter referred to as the “Charter Period”) shall comprise (unless terminated at an earlier date in accordance with the terms hereof) a charter period of 12 years from the date of the delivery of the Vessel by the Owners to the Charterers under this Charter (the “Delivery Date”) with up to 30 days more or less in the Charterers’ option, provided always that the chartering of the Vessel hereunder may be terminated by the Owners pursuant to Clause 41 or shall terminate in the event of the Total Loss or Compulsory Acquisition of the Vessel subject to, and in accordance with provisions of Clause 40.
35. CHARTER HIRE
Monthly Hire Rate
After the delivery of Vessel, the Charterers shall pay the hire monthly in advance for the Charter Period, which consist of (i) Monthly Fixed Hire, (ii) Monthly Variable Hire and (iii) Monthly Owners’ profit:
(i) Monthly Fixed Hire (same as Owners’ loan principal repayment based on 12 years equal monthly repayment schedule with US$750,000 balloon) is the sum of US$237,847.-(in the case of Purchase Price is US$35,000,000) for

Vessel, which is equal to one hundred forty forth (1/144) of the initial Charter Principal Balance minus US$750,000 balloon. Otherwise, the Monthly Fixed Hire should be proportionally adjusted to 1/144 of the applicable Amortized Purchase Price if delivery of the Vessel occurs after April 01, 2020; and
(ii) Monthly Variable Hire is calculated from the number of the days in any relevant month, and daily variable hire in accordance with the following formula:
Monthly Variable Hire = Daily Variable Hire x the number of the days in the relevant month
Daily Variable Hire= Charter Principal Balance x (2.0% +one (1) month ICE Ll BOR as applicable for the month in respect of which such Daily Variable Hire is to be calculated) I 360
Applicable one (1) month ICE LIBOR to be confirmed fourteen (14) Banking Days prior to hire due date (The both parties to discuss again about the exact date when the date for delivery of the vessel gets closer.). The Owners shall notify the Charterers in writing of the Monthly Variable Hire due on any due date for hire by sending to the Charterers a duly issued invoice for that Monthly Variable Hire and Monthly Fixed Hire at least four (4) Banking Days before such due date.
Charter Principal Balance means US$35,000,000.-(or the Amortized Purchase Price if delivery of the Vessel occurs after April 01, 2020) less the aggregate Monthly Fixed Hire as has at any relevant time been paid to the Owners for Vessel.
Should the ICE LIBOR fail to negative interest rate, zero (0) is to be applied as ICE LIBOR.
(iii) Monthly Owners profit: US$20,000 /month for Vessel.
“Banking Day” shall mean a day on which banks are open in Japan, Piraeus/Greece, London and New York.

36. PAYMENTS
(a) Notwithstanding anything lo the contrary contained in this Charter, all payments by the Charterers hereunder (whether by way of hire or othe1wise) shall be made as follows:-
(i) not rater than 11 :OD a.m. (New York time) on one Banking Day prior to the date on which the relevant payment is due under the terms of this Charter: and
(ii) in United States Dollars to the bank account in the name of the Owners established and maintained in THE AWA BANK, LTD.
Komatsushima Office, as more specifically notified later by the Owners in writing (or such other bank or banks as may from time to time be notified by the Owners to the Charterers by not less than fourteen (14) days’ prior written notice) for the account of the Owners.
(b) If any day for the making of any payment hereunder shall not be a Banking Day (as defined in Clause 35 hereof) the due date for payment of the same shall be the next following Banking Day.
(c) Subject to the terms of this Charter, the Charterers’ obligation to pay hire in accordance with the requirements of Clause 35 and this Clause 36 and to pay certain amount of insurance benefit pursuant to Clause 40 (e) and to pay the Termination Compensation pursuant to Clause 42 shall be absolute irrespective of any contingency whatsoever, including (but not limited to) (i) any failure or delay on the part of any party hereto or thereto, whether with or without fault on its part, other than the Owners, in performing or complying with any of the terms or covenants hereunder, (ii) any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against the Owners or the Charterers or any change in the constitution of the Owners or the Charterers or any other person, (iii) any invalidity or unenforceability or lack of due authorization of or other defect in this Charter, or (iv) any other cause which would or might but for this provision have the effect of terminating or in any way affecting any obligation of the Charterers under this Charter.
(d) In the event of failure by the Charterers to pay within three (3) Banking Days after the due date for payment thereof, or in the case of a sum payable on demand, the date of demand therefor, any hire or other amount payable by them under this Charter, the Charterers will pay to the Owners on demand interest on such hire or other amount from the date of such failure to the date of actual payment (both before and after any relevant judgment or winding up of the Charterers) at the rate determined by the Owners and certified by them to the Charterers (such ce1iification to be conclusive in the absence of manifest error) to be the aggregate of (i) two & one-half per centum (2% %) and (ii) the London Interbank Offered Rate for US Dollar deposits of not more than one month’s duration (as selected by the Owners or their funders in the light of the likely duration of the default in question) (as such rate is from time to time quoted by leading banks in the London Interbank Market). Interest payable by the Charterers as aforesaid shall be compounded at such intervals as the Owners shall determine and shall be payable on demand.
(e) Any interest payable under this Charter shall accrue from day to day and shall be calculated on the actual number of days elapsed and a three hundred and sixty (360) day year.
(f) In this Charter, unless the context otherwise requires, “month” means a period beginning in one calendar month (and, In the case of the first month, on the date of delivery hereunder} and ending in the succeeding calendar month on the day numerically corresponding to the day of the calendar month in which such period started provided that if there is no such numerically corresponding day, such period shall end on the last day in the relevant calendar month and “monthly” shall be construed accordingly.
37. FLAG AND CLASS
(a) The Vessel shall upon the Delivery Date be registered in the name of the Owners under the Panamanian flag. The Owners and Charterers agree to keep the Panamanian flag during the Charter Period, subject to Clause 37(c}.
(b) The Owners shall have no right to transfer the Vessel’s classification society. The Charterers shall, at any time after the Delivery Date and at the Charterers’ expense, have the right to transfer the Vessel’s classification society from Nippon Kaiji Kyokai to any other classification society at least equivalent to Nippon Kaiji Kyokai.
(c) Further, in the event that the Charterers need to change the flag of the Vessel for its commercial or operational reason, the Charterers can change the flag with the prior written Owner’s consent, which should not be unreasonably withheld, provided however that:
(i) the Owners may reject such change of flag if the propsed flag will cause any problem for the Mortgagee (in the reasonable opinion of the Mortgagee);
(ii) the Owners shall have the right to take redelivery the Vessel under the Pananian flag, and accordingly If the Vessel is redelivered to the Owners without the purchase by the Charterers under Clause 49 hereof and she is then under the flag of any state other than Panama, on demand, the Owners may change such flag to the Panamanian flag so that the Owners may take redelivery of the Vessel under the Panamanian flag (in which case the Charterer shall cooperate with the Owners for change to the Panamanian flag); and (iii) any expenses and time (including, but not limited to, legal charges for finance documents for the Mortgagee) in relation to change of flag (including chage to the Panamanian flag) shall be for the Charterers’account.
(d) With the prior written consents of the Owner and the Mortgagee (which shall not be unreasonably withheld) and subject to the Charterers’ supplying the standard de-registration agreement reasonably satisfactory to the Mortgagee, the Charterers are entitled to establish the standard bareboat charter registration on the Vessel at the costs, expense (including but not limited to legal charges for finance .documents for the Mortgagee, if any) and time of the Charterers.
(e) If during the Charter Period there are modifications made to the Vessel which are compulsory for the Vessel to comply with change to rules and regulations to which operation of the Vessel is required to conform, the cost relating to such modifications shall be for the account of the Charterers.
(f) The Owners will arrange the Vessel’s registration under Panama flag and recordation of their mortgage and for the issuance of all Vessel’s initial certificates of the flag at the Owners’ cost. Thereafter the Charterers are responsible to arrange for the renewal of such certs at the Charterers’ cost throughout the Charter Period
38. IMPROVEMENT AND ADDITIONS
The Charterers shall have the right to fit additional equipment and to make severable improvements and additions at their expense and risk. Such additional equipment, improvements and additions shall be removed from the Vessel without causing any material damage to the Vessel (any such damage being made good by the Charterers at their time and expense) provided however that the Charterers shall redeliver the Vessel without removing such additional equipment, improvements and additions if the Owners consent to such non-removal before the redelivery.
The Charterers shall also have the right to make structural or non-severable improvements and additions to the Vessel at their own time, costs and expense and risk provided that such improvements and additions do not diminish the market value of the Vessel and are not likely to diminish the market value of the Vessel during or at the end of the Charter Period and do not in any way affect or prejudice the marketability or the useful life of the Vessel and are not likely to affect or prejudice the marketability or the useful life of the Vessel during or at the end of the Charter Period.
In the event of any structural modifications to Vessel or installation of new equipment becoming necessary for the continued operation of Vessel by reason of new class regulations or by compulsory legislation to which operation of Vessel is required to conform, the cost of such compulsory modifications shall be for the Charterers’ account.
39. UNDERTAKING
The Charterers undertake and agree that throughout the Charter period they will:-
-notify the Owners in writing of any Termination Event (or event of which they are aware which, with the giving of notice and/or lapse of time or other applicable condition, would constitute a Termination Event); - provide survey status of the Vessel to the Owners when they request it.
40. INSURANCE, TOTAL LOSS AND COMPULSORY ACQUISITION
(a) For the purposes of this Charter, the term “Total Loss” shall include actual or constructive or compromised or agreed or arranged total loss of the Vessel including any such total loss as may arise during a requisition for hire. “Compulsory Acquisition” shall have the meaning assigned thereto in Clause 25(b) hereof.
(b) The Charterers undertake with the Owners that throughout the Charter Period:-

(i) they will keep the Vessel insured in the first class underwriter’s standard form as the Owners shall in writing approve, which approval shall not be unreasonably withheld, with such insurers (including P&I and war risks associations) as shall be reasonably acceptable to the Owners with deductibles reasonably acceptable to the Owners (ii being agreed and understood by the Charterers that there shall be no element of self- insurance or insurance through captive insurance companies without the prior written consent of the Owners);
(ii) they will be properly entered in and keep entry of the Vessel with P&I Club that is a member of the International Group of Protection and Indemnity Association for the full commercial value and tonnage of the Vessel and against all prudent P&I
Risks in accordance with the rules of such association or club including, in case of oil pollution liability risks equal to the highest level of cover from time to time available under the basic entry with such P&I (but always a minimum of USD1 ,000,000,000);
(iii) The policies in respect of the insurances against fire and usual marine risks and policies or entries in respect of the insurances against war risks shall, in each case, include the following loss payable provisions:-
(a) For so long as the Vessel is mortgaged in favour of the Mortgagee (as defined in this Additional Clause 32) as assignee:
Until such time as the Assignee shall have notified the insurers to the contrary:
(i) All recoveries hereunder in respect of an actual, constructive or compromised or arranged total loss shall be paid in full to the Assignee without any deduction or deductions whatsoever and applied in accordance with clause 40 (e); (ii) All other recoveries not exceeding United Slates Dollars One Million (US$1,000,000.00) shall be paid in full to the Charterers or to their order without any deduction or deductions whatsoever; and

(iii) All other recoveries exceeding United States Dollars One Million (US$1,000,000.00) shall, subject to the prior written consent of the Assignee which shall not be unreasonably withheld be paid in full to the Charterers or their order without any deduction whatsoever.
(iv)
(b} During any periods when the Vessel is not mortgaged:
(i) All recoveries hereunder in respect of an actual, constructive or compromised or arranged total loss shall be paid in full to the Owners without any deduction or deductions whatsoever and applied in accordance with clause 40 (e); (ii) All other recoveries not exceeding United States Dollars Two Million (US$2,000,000.00) shall be paid in full to the Charterers or to their order without any deduction or deductions whatsoever; and (iii) All other recoveries exceeding United States Dollars Two million (US$2,000,000.00) shall, subject to the prior written consent of the Owners be paid in full to the Charterers or their order without any deduction whatsoever, subject to the fulfillment of the provisions of Clause 44;
and the Owners and Charterers agree to be bound by the above provisions.
(iv) the Charterers shall procure that duplicates of all cover notes, policies and certificates of entry shall be furnished to the Owners for their custody;
(v) the Charterers shall procure that the insurers and the war risk and protection and indemnity associations with which the Vessel is entered shall
(A) furnish the Owners with a letter or letters of undertaking addressed to the Mortgagee in relevant underwriter’s standard form and in accordance with the underwriters’ rules.
(B) supply to the Owners such information in relation to the insurances effected, or to be effected, with them as the Owners may from time to time reasonably require: and
(vi) the Charterers shall use all reasonable efforts to procure that the policies, entries or other instruments evidencing the insurances are endorsed to the effect that the insurers shall give to the Owners prior written notification of any amendment, suspension, cancellation or termination of the insurances in accordance with the underwriters’ guidance and rules.
(c) Notwithstanding anything to the contrary contained in Clauses 13 and any other provisions hereof, the Vessel shall be kept insured during the Charter Period in respect of marine and war risks on hull and machinery basis (The Charterers shall have the option, to take out on a full hull and machinery basis increased value or total loss cover in an amount not exceeding Thirty per centum (30%) of the total amount insured from time to time) for not less than the amounts specified in column (b) in the table set out below in respect of the one-yearly period during the Charter Period specified in column (a) (on the assumption that the first such period commences on the Delivery Date) against such amount (hereinafter referred to as the “Minimum Insured Value”):
(a) (b)
Year Minimum Insured Value
1 USD 38,500,000
2 USD 35,360,417
3 USD 32,220,833
4 USD 29,081,250
5 USD 25,941,667
6 USD 22,802,083
7 USD 19,662,500
8 USD 16,522,917
9 USD 13,383,333
10 USD 10,243,750
11 USD 7,104,167
12 USD 3,964,583
(d) (i) Jf the Vessel shall become a Total Loss or be subject to Compulsory Acquisition the Chartering of the Vessel to the

Charterers hereunder shall cease and the Charterers shall:-
(A) immediately pay to the Owners all hire, and any other amounts, which have fallen due for payment under this Charter and have not been paid as at and up to the date on which the Total Loss or Compulsory Acquisition occurred (the “Date of Loss”) together with interest thereon at a rate reflecting the Owners’ reasonable cost of funds at such intervals, which amount to be agreed between the Owners and the Charterers and shall cease to be under any liability to pay any hire, but not any other amounts, thereafter becoming due and payable under this Charter, Provided that all hire and any other amounts prepaid by the Charterers subsequent to the Dale of boss shall be forthwith refunded by the OWRefSi
(B) for the purposes of this sub-clause, the expression “relevant Minimum Insured Value” shall mean the Minimum Insured Value applying to the one-year period in which the Date of Loss occurs.
(ii) For the purpose of ascertaining the Date of Loss:-
(A) an actual total loss of the Vessel shall be deemed to have occurred at noon (London time) on the actual date the Vessel was lost but in the event of the date of the loss being unknown the actual total loss shall be deemed to have occurred at noon (London time) on the date on which it is acknowledged by the insurers to have occurred;
(B) a constructive, compromised, agreed, or arranged total loss of the Vessel shall be deemed to have occurred at noon (London time) on the date that notice claiming such a total loss of the Vessel is given to the insurers, or, if the insurers do not admit such a claim, at the date and time at which a total loss is subsequently admitted by the insurers or adjudged by a competent court of law or arbitration tribunal to have occurred. Either the Owners or, with the prior written consent of the Owners (such consent not to be unreasonably withheld), the Charterers shall be entitled to give notice claiming a constructive total loss but prior to the giving of such notice there shall be consultation between the Charterers and the Owners and the party proposing to give such notice shall be supplied with all such information as such party may request; and
(C) Compulsory Acquisition shall be deemed to have occurred at the time of occurrence of the relevant circumstances described in Clause25 (b) hereof.
(e) All moneys payable under the insurance effected by the Charterers pursuant to Clauses 13 and 40, or other compensation, in respect of a Total Loss or pursuant to Compulsory Acquisition of the Vessel shall be received in full by the Owners (or the Mortgagees as assignees thereof) and applied by the Owners (or, as the case may be, the Mortgagees):-
FIRST, in payment of all the Owners’ costs incidental to the collection thereof,
SECONDLY, in or towards payment to the Owners (to the extent that the Owners have not already received the same in full) of a sum equal to the aggregate of (i) unpaid but due hire under this Charter and unpaid interest thereon up to and including the Date of Loss and (ii) the “Termination Amounf’ (defined below) as at the Date of Loss, and
THIRDLY, in payment of any surplus to the Charterers by way of compensation for early termination.
“Termination Amount” shall mean:
(A) in case that Date of Loss is at or after the end of 4th year of the Charter Period, the Termination Amount shall be equal to the Purchase Option Price payable under Clause 49 which shall be calculated based on the Date of Loss; and
(B) in case that the Date of Loss is before the 4th year of the Charter Period, the Termination Amount shall be as follows: (date) (amount) as at the Delivery Date: USD 37,054,375 at the end of 1•1 year of the Charter Period: USO 34, 171,667 at the end of 2nd year of the Charter Period: USD 31,225,833 at the end of 3rd year of the Charter Period: USD 28,280,000 provided that, in relation to (B), if Date of Loss is between the two dates as specified above, then the Termination Amount shall be adjusted proportionally on the basis of 360 days a year.
(f) The Charterers and the Mortgagee shall execute the “Assignment of Insurances” of which contents and wording shall be mutually agreed between the Owners and the Chaiterers.
41. TERMINATION EVENTS
(a) Each of the following events shall be a “Termination Event” for purposes of this Charter:-
(i) if any installment of hire or any other sum payable by the Charterers under this Charter (including any sum expressed to be payable by the Charterers on demand) shall not be paid at its due date or within ten (10) Banking Days following the due date of payment and such failure to pay is not remedied within three (3) Banking Days of receipt by the Charterers of written notice from the Owners notifying the Charterers of such failure and requesting that payment is made; or
(ii) Save in circumstances where requisition for hire or compulsory requisition result in termination of insurances for the Vessel, if either (A) the Charterers shall fail at any time to effect or maintain any insurances required to be effected and maintained under this Charter, or any insurer shall avoid or cancel any such insurances (other than where the relevant avoidance or cancellation results from an event or circumstance outside the reasonable control of the Charterers and the relevant insurances are reinstated or re-constituted in a manner meeting the requirements of this Charter within seven (7) days of such avoidance or cancellation) or the Charterers shall commit any breach of or make any misrepresentation in respect of any such insurances the result of which the relevant insurer avoids the policy or otherwise excuses or releases itself from all or any of its liability thereunder, or (B) any of the said insurances shall cease for any reason whatsoever to be in full force and effect (other than where the reason in question is outside the reasonable control of the Charterer and the relevant insurances are reinstated or re-constituted in a manner meeting the requirements of this Charter within seven (7) days of such cease); or
(iii) if the Charterers shall al any time fail to observe or perform any of their material obligations under this Charter, other than those obligations referred to in sub-clause (i) or sub-clause (ii) of this Clause 41 (a), and such failure to observe or perform any such obligation is either not remediable or is remediable but is not remedied within thirty (30) days of receipt by the Charterers of a written notice from the Owners requesting remedial action; or
(iv) if any material representation or warranty by the Charterers in connection with this Charter or in any document or certificate furnished to the Owners by the Charterers in connection herewith or therewith shall prove to have been untrue, inaccurate or misleading in any material respect when made (and such occurrence continues unremedied for a period of thirty (30) days after receipt by the Charterers of written notice from the Owners requesting remedial action): or
(v) if a petition shall be presented (and not withdrawn or stayed within sixty (60) days) or an order shall be made or an effective resolution shall be passed for the administration or winding-up of the Charterers (other than for the purpose of a reconstruction or amalgamation during and after which the Charterers remain solvent and the terms of which have been previously approved in writing by the Owners which approval shall not be unreasonably withheld) or if an encumbrancer shall take possession or an administrative or other receiver shall be appointed of the whole or any substantial part of the property, undertaking or assets of the Charterers or if an administrator of the Charterers shall be appointed (and, in any such case, such possession is not given up or such appointment is not withdrawn within sixty (60) days) or if anything analogous to any of the foregoing shall occur under the laws of the place of the Charterers’ incorporation, or
(vi) if the Charterers shall stop payments to all of its creditors or shall cease to carry on or suspend all or a substantial part of their business or shall be unable to pay their debts, or shall admit in writing their inability to pay their debts, as they become due or shall otherwise become or be adjudicated insolvent; or

{vii) if the Charterers shall apply to any court or other tribunal for, a moratorium or suspension of payments with respect to all or a substantial part of their debts or liabilities, or
{viii) (A) {a) if the Vessel is arrested or detained (other than for reasons solely attributable to the Owners or to those for whom, for the purposes of this provision, the Owners shall be deemed responsible, including without limitation, any legal person who, at the date hereof or at any time in the future is affiliated with the Owners) and such arrest or detention is not lifted within ninety (90) days {or such longer period as the Owners shall reasonably agree in the light of all the circumstances) of the date on which the Vessel has been arrested or detained, or {b) if any petition of any public auction or other sale proceeding {following such arrest or detention) is filed or such proceeding is commenced or ordered by the competent court or other authority (except that the Charterer promptly contested in good faith and which is continuing),
{B) if a distress or execution shall be levied or enforced upon or sued out against all or any substantial part of the property or assets of the Charterers and shall not be discharged or stayed within ninety (90) days; or
{ix} if any consent, authorization, license or approval necessary for this Charter to be or remain the valid legally binding obligations of the Charterers, or to the Charterers to perform their obligations hereunder or thereunder, shall be materially adversely modified or is not granted or is revoked, suspended, withdrawn or terminated or expires and is not renewed (provided that the occurrence of such circumstances shall not give rise to a Termination Event if the same are remedied within thirty (30) days of the date of their occurrence); or
(x) if {a) any legal proceeding for the purpose of the reconstruction or rehabilitation of the Charterers is commenced and continuing in any jurisdiction and {b) the Owners receive a termination notice from the receiver, trustee or others of the Charterers which informs the termination/rejection of the Charter pursuant to the relevant laws, codes and regulations applicable to such proceeding.

(b) A Termination Event shall constitute (as the case may be) either a repudiatory breach of, or breach of condition by the Charterers under, this Charter or an agreed terminating event the occurrence of which will (in any such case) entitle the Owners by notice to the Charterers to terminate the chartering of the Vessel under this Charter and recover the amounts provided for in Clause 42(c) either as liquidated damages or as an agreed sum payable on the occurrence of such event.
42. OWNERS’ RIGHTS ON TERMINATION
(a) At any time after a Termination Event shall have occurred and be continuing, the Owners may, by notice to the Charterers immediately, or on such date as the Owners shall specify, terminate the chartering by the Charterers of the Vessel under this Charter, whereupon the Vessel shall no longer be in the possession of the Charterers with the consent of the Owners, and the Charterers shall redeliver the Vessel to the Owners. For the avoidance of doubt, in case of the termination of the Charter Jn accordance with 41 (a) (x) hereof, the Charter shall be deemed to be terminated upon receipt by the Owners of the termination notice set forth in Clause 41 (a} (x) hereof.
(b) On or at any time after termination of the chartering by the Charterers of the Vessel pursuant to Clause 42(a) hereof the Owners shall be entitled to retake possession of the Vessel, the Charterers hereby agreeing that the Owners, for that purpose, may put into force and exercise all their rights and entitlements at law and may enter upon any premises belonging to or in the occupation or under the control of the Charterers where the Vessel may be located.
(c) If the Owners pursuant to Clause 42(a) hereof give notice to terminate the chartering by the Charterers of the Vessel, the Charterers shall pay to the Owners on the date of termination (the “Termination Date”), the aggregate of (A} all hire due and payable, but unpaid, under this Charter to (and including) the Termination Date together with interest accrued thereon pursuant to Clause 36(d) hereof from the due date for payment thereof to the Termination Date, (B} any sums, other than hire, due and payable by the Charterers, but unpaid, under this Charter together with interest accrued thereon pursuant to Clause 36(d} to the Termination Date and (C) any actual direct financial loss suffered by the Owners which direct Joss shall be determined as the shortfall, if any, between (a) the current market value of the Vessel (average value as estimated by two independent valuers such as major London brokers i.e. Arrow Valuations Ltd, Barry Rogliano Salles, Braemar ACM Shipbroking, H Clarkson & Co.

Ltd., E.A. Gibsons Shipbrokers, Fearnleys, Galbraith, Simpson Spencer & Young, Howe Robinson & Co Ltd London and Maersk Broker K.S. (to include, in each case, their successors or assigns and sL1ch subsidiary or other company in the same corporate group through which valuations are commonly Issued by each of these brokers), or such other first-class independent broker as the Owners and Charterers may agree in writing from time to time) and (b) the Termination Amount (as defined In Clause 40(e)) to be calculated based on the Termination Date PROVIDED ALWAYS that if the said market value exceeds the aggregate of (A) and (B) and the Termination Amount, then the Owners shall pay the amount of such excess to the Charterers forthwith. The aggregate of (A), (8) and (C) above shall hereinafter be referred to as the “Termination Compensation”).
(d) If the Charter is terminated in accordance with this Clause 42 the
Charterers shall Immediately redeliver the Vessel at a safe and ice-free port or place as indicated by the Owners. The Vessel shall be redelivered to the Owners in substantially the same condition and class as that in which she was delivered, fair wear and tear not affecting class excepted.
(e) The Owners agree that if following termination of th!l Charter under this Clause, the Owners sell or otherwise transfer the Vessel to a third party, or enter into any other arrangement with a third party with an option to purchase the Vessel, then the Owners shall pay to the Charterers after that sale (i) the amount of the sale price less (ii) the aggregate of the unpaid Termination Compensation and the Termination Amount (as defined in Clause 40(e)) which would be payable by the Charterers as set out in Clause 49 as at the date of such sale (which shall include, for the avoidance of doubt, any costs and expenses Incurred by the Owners arising from or in relation to the termination and the re-possession of the Vessel and operation, repair (as the case may be) and such sale of the Vessel).
43. NAME
The Charterers shall, subject only to prior notification to the relevant authorities of the jurisdiction in which for the time being the Vessel is registered, be entitled from time to time to change the name of the Vessel. During the Charter Period, the Charterers shall have the liberty to paint the Vessel in their own colours, install and display their funnel insignia and fly their own house flag. Painting and Installment shall be at Charterers’ expense and time. The Charterer shall also have the liberty to change the name of the Vessel during the Charter Period at the expense and time of the Charterers (including the legal charge for finance documents for the Mortgagee, if any).
The Owners shall have no right to change the name of the Vessel during the Charter Period.
44. MORTGAGE and ASSIGNMENT
The Owners confirm that they are famillar with the terms of the assignment of insurances made or to be made by the Charterers in favour or the Mortgagee, and they agree to the terms thereof and will do nothing that conflicts therewith, excepting that the Owners shall be entitled to assign its rights, title and interest in and to this Charter to the Mortgagee or its assignee. Neither party shall assign its right or obligations or part of thereof to any third party without the written consent of the other, unless otherwise expressly permitted herein.
In respect of the Vessel the Owners undertake not to borrow more than the respective purchase option prices as set out at the relevant milestone in Clause 49 hereof.
The Owners have the right to register a first preferred mortgage on the Vessel in favour of the Mortgagee securing a loan under the Loan Agreement under standard mortgages and security documentation. In which case, the Owners undertake to procure from the Mortgagee a Letter of Quiet Enjoyment In a form and substance acceptable to the Charterers.
The Charterers agree to sign an acknowledgement of the Owners’ charterhire assignment or any other comparable document reasonably required by the Mortgagee, in favour of the Mortgagee. During the course of the Charter the Owners have the right to register a substitute mortgage in favour of another bank provided such registration is effected in a similar amount to the loan amount outstanding with the Mortgagee at that time and only if such substitute mortgagee executes a Letter of Quiet Enjoyment in favour of the Charterers in the same form as that provided by the Mortgagee or the form acceptable for the Charterers. The Charterers will then agree to sign a charterhire assignment in favour of the substitute mortgage in a form as shall be agreed by the Charterers, which agreement not be unreasonably withheld. Any cost incurred by the Charterers shall be for Owners’ account.

Subject to the term and conditions of this Charter, the Charterers also agree that the Owners have the right to assign its rights, title and interest in and to the insurances by way of assignment of insurance in respect of the Vessel to and in favour of the Assignee in a form and substance acceptable to Charterers and the Assignee.
Owners shall procure that any mortgage and charterhire assignment shall be subject to this Charter and to the rights of the Charterers hereunder, In accordance with, and subject to, a Letter of Quiet Enjoyment.
In the event that the Owners execute security of any nature (including but not limited to any mortgage, assignment of insurances) over the Vessel then the Owners hereby undertake and agree as a condition of this Charter to procure that the beneficiary of such security executes in favour of the Charterers a letter of quiet enjoyment in such form and content as is reasonably acceptable to the Charterers, and the effectiveness of this assignment clause is subject to the agreement of a letter of Quiet Enjoyment on or before delivery of the Vessel.
The Charterers shall not assign charter nor sub-charter Vessel on a bareboat basis except with the prior consent in writing of the Owners, which shall not be unreasonably withheld. Such Owners’ prior written consent will not be required provided that Vessel remain at all times under the management of Navios Shipmanagement Inc. or an affiliate of Navies Shipmanagement Inc. or of Angeliki Frangou Furthermore, the Charterers may assign or transfer the charter by way of novation to a subsidiary or affiliate of Navios Maritime Holdings Inc without Owners’ prior written consent, in which case, (i) the Charterers, the Owners and such new charterers as permitted under this Clause shall enter into a novafion agreement on or before such novation at the Charterers’ cost and (ii) new assignment of insurances and assignment of charterhires as mentioned above and an amendment of the Mortgage (as the case may be) shall be made in favour of the Mortgagee at the Charterers’ cost.
45. REDELIVERY INSPECTION
Prior to redelivery and without interference to the operation of the Vessel, the Owners, at their risk and expense, shall have the right provided that such right is declared at least 20 days prior to the expected redelivery date to carry out an underwater inspection of the Vessel by Class approved diver and in the presence of Class surveyor and Owners’ and Charterers’ representatives. Should any damages in the Vessel’s underwater parts be found that will impose a condition or recommendation of Vessel’s class then:
a) In case Class imposes a condition or recommendation of class that does not require drydocking before next scheduled drydocking. Charterers shall pay to Owners the estimated cost to repair such damage .in way which is acceptable to Class, which to be direct cost to repair such damage only, as per average quotation for the repair work obtained from two reputable independent shipyards at or in the vicinity of the redelivery port, one to be obtained by Owners and one by Charterers within 2 Banking Days from the date of imposition of the conditionfrecommendation unless the parties agree otherwise.
b) In case Class require Vessel to be drydocked before the next scheduled drydocking the Charterers shall drydock the Vessel at their expense prior to redelivry of the Vessel to the Owners and repair same to Class satisfaction.
In such event the Vessel shall be redelivered at the port of the dockyard.
46. REDELIVERY
The Charterers shall redeliver to the Owners the Vessel with everything belonging to her at the time of redelivery including spare parts on board, used or unused subject to the Clause 38 hereof. The Owners shall take over and pay the Charterers for remaining bunkers and unused lubricating oils including hydraulic oils, and greases, unbroached provisions, paints, ropes and other consumable stores as per Clause 53 al the Charterers’ purchased prices with supporting vouchers. For the purpose of this clause, the Charterers shall withhold the Hire two last hire payments (the “Withheld Hire”) and shall offset the cost of bunkers, unused lubricating oils and unbroached provisions etc., remaining on board at the time of redelivery from the Withheld Hire. If the Withheld Hire is not sufficient to cover the cost of bunkers, unused lubricating oils, and unbroached provisions etc. the Owners shall settle the outstanding amount within 3 Banking Days after redelivery of the Vessel.
Personal effects of the Master, officers and crew including slop chest, hired equipment, if any and the following listed items are excluded and shall be removed by the Charterers prior to or at the time of redelivery of the Vessel:

E-mail equipment not part of GMDSS Gas bottles Electric deck air compressor Blasting and painting equipment Videotel (or similar) film library
47. MORTGAGE NOTICE
The Charterers keep prominently displayed in the chart room, engine room and the master’s cabin of the Vessel a framed printed notice in plain type (the print on which shall measure at least six inches by nine inches) reading as follows:-
NOTICE OF MORTGAGE
“This Vessel is covered by a First Preferred Ship Mortgage given to THE AWA BANK, LTD. a banking corporation duly organized and existing under the laws of Japan, having its head office at 24-1,NISHI SEMBACHO 2CHOME,TOKUSHIMA CITY,TOKUSHIMA,JAPAN, Japan, acting through its KOMATSUSHIMA Office at 7-14, MATSUSHIMACHO, KOMATSUSHIMA CITY, TOKUSHIMA, JALAN, Japan, its successors and assigns, under the authority of the laws of the Republic of Panama. Under the terms of said Mortgage, neither the owner of this Vessel, any charterer, the Master of this Vessel, nor any other person has any right, power or authority to create, incur or permit to be imposed upon the Vessel any liens, maritime or otherwise, other than the lien of said Mortgage and liens for crew’s wages or salvage.”
48. SALE OF VESSEL BY OWNERS

1.

The Owners have the right to sell the Vessel to a reputable third party (“Purchaser”) at any time during the Charter Period with the prior written consent of the Charterers and provided that (i) the Purchaser agrees to take over the benefit and burden of this Charter, (ii) such ownership change does not result in any reflagging of the Vessel, (iii) such ownership change does not resu It in the Charterers being obliged to increase any payment under this Charter, (iv) such ownership change does not increase the actual or contingent obligations of the Charterers under this Charter, and (v) the Charterers shall not be liable for the costs and expenses (including legal fees) incurred in the sale of the Vessel by the Owners under this Clause 48.

2.	The Owners shall give the Charterers at least one month’s prior written notice of any sale.

3.

Subject to 48.1, the Charterers and Owners undertake with each other to execute one or more novation agreements (or other documents required under applicable law) to novate the rights and obligations of the Owners under this Charter to the Purchaser such novation agreement(s) or other documents to be in such form and substance acceptable to the Charterers and such novation will be effective upon delivery of the Vessel from the Owners to the Purchaser.”

49. CHARTERERS’ OPTION TO PURCHASE VESSEL

1.

From (and including) the end of 4th year of the Charter Period, the Charterers have the option to purchase the Vessel at the following purchase price. The Charterers’ purchase option is subject to Charterers’ written declaration to the Owners latest three (3) months prior to the expected date of delivery, such date to be indicated by the Charterers in their declaration notice (such purchase option price at such expected date of delivery indicated in the declaration notice as calculated by the following formula, being called the “Purchase Option Price”).

The	Purchase Option Price shall be calculated in accordance with the following formula:

“Purchase	Option Price = (A} + (B) + (C)” (A} = Charter Principal Balance

(B)	=Owners’ profit starting from US$1,500,000. at the end of 4th year and de-escalate US$62,500/year to the end of 12th year (C} == Owners’ broker commission: 1.00% over the above (A) + (B) for Vessel

2. The Purchase Option Price shall be paid in full free of bank charges to the Owners (as seller) upon the delivery date of the Vessel under this Clause.
3. Immediately prior to delivery of the Vessel by the Owners to the Charterers under the PO MOA (as defined in Clause 49.4) the Parties shall execute a Protocol of Redelivery and Acceptance under this Charter (the “Redelivery

Protocol”) and save in respect of any claims accrued under this Charter prior to the date and time of the Redelivery Protocol, this Charter shall terminate forthwith.
4. Upon the date of any written notification by the Charterers to the Owners of their intention to purchase the Vessel, the Owners and the Charterers shall be deemed to have unconditionally entered into a contract to sell and purchase the Vessel for the Purchase Option Price on and in strict conformity with the terms and conditions contained In the Memorandum of Agreement attached to this Charter as Exhibit A (the “PO MOA”).
50. MISCELLANEOUS
(a) The terms and conditions of this Charter and the respective rights of the Owners and the Charterers shall not be waived or varied otherwise than by an instrument in writing of the same date as or subsequent to this Charter executed by both parties or by their duly authorized representatives.
(b) Unless otherwise provided in this Charter whether expressly or by implication, time shall be of the essence in relation to the performance by the Charterers of each and every one of their obligations hereunder.
(c) No failure or delay on the part of the Owners or the Charterers in exercising any power, right or remedy hereunder or in relation to the Vessel shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise of any such right or power or the exercise of any other right, power or remedy.
(d) If any terms or condition of this Charter shall to any extent be illegal invalid or unenforceable the remainder of this Charter shall not be affected thereby and all other terms and condition shall be legal valid and enforceable to the fullest extent permitted by law.
(e) The respective rights and remedies conferred on the Owners and the Charterers by this Charter are cumulative, may be exercised as often as the Owners or the Charterers (as the case may be) think fit and are in addition to, and are not exclusive of, any rights and remedies provided by law.

51. COMMUNICATIONS
Except as otherwise provided for in this Charter, all notices or other communications under or in respect of this Charter to either party hereto shall be in writing and shall be made or given to such party at the address, facsimile number or e-mail address appearing below (or at such other address, facsimile number or e-mail address as such party may hereafter specify for such purposes to the other by notice in writing):-
(i) in the case of the Owners c/o OKINO KAIUN CO., LTD.
Address : 7-22, Minamikomatsushima-Cho, Komatsushima, Tokushima, 773-0005 Japan Telephone : +81-0885-32-1534 Telefax : +81-0885-32-1529 E-mail : okino@f6.dion.ne.jp
(ii) in the case of the Charterers c/o Navios Shipmanagement Inc. Address : 85 Akti Mlaouli Street, 18538, Piraeus, Greece Telephone : 30-210-4595000 E-mail : ops@navios.com legal@navios.com, tech@navios.com legal_corp@navios.com
(iii) in the case of the Brokers c/o Mitsui & Co., Ltd.
Address : 1-3, Marunouchi 1-Chome, Chiyodaku, Tokyo 100-8631, Japan Telephone : +81-3-3285-4452 Telefax E-mail : tkmsh@dg.mitsui.com
A written notice includes a notice by facsimile or e-mail. A notice or other communication received on a non-working day or after business hours in the place of receipt shall be deemed to be served on the next following working day in such place.
Subject always to the foregoing sentence, any communication by personal delivery or letter shall be deemed to be received on delivery, any communication by e-mail shall be deemed to be received upon transmission of the automatic answerback of the addresses and any communication by facsimile shall be deemed to be received upon appropriate acknowledgment by the addressee’s receiving equipment.
All communications and documents delivered pursuant to or otherwise relating to this Charter shall either be in English or accompanied by a certified English translation.
52. TRADING IN WAR RISK AREA
The Charterers shall be permitted to order the Vessel into an area subject to War Risks as defined in Clause 26 without consent of the Owners provided that all Marine, War and P&I Insurance are maintained with full force and effect and the Charterers shall pay any and all additional premiums to maintain such insurance.
53. INVENTORIES, OIL AND STORES
A complete inventory of the Vessel’s entire equipment, outfit Including spare parts, appliances and of all consumable stores on board the Vessel shall be made by the Charterers in conjunction with the Owners on delivery and again on redelivery of the Vessel.
The Owners shall at the time of redelivery take over and pay for all bunkers, lubricating oil, unbroached provisions, paints, ropes and other consumable stores (excluding spare parts) in the said Vessel at the Charterers’ purchased prices with supporting vouchers. However, the Charterers shall not pay to the Owners at time of delivery for any bunkers, lubricating oil, provisions, paints, ropes and consumable stores which the Charterers have supplied to the Vessel at the Charterers’ expense prior to delivery. The Charterers shall ensure that all spare parts listed in the inventory and used during the Charter Period are replaced at their expense prior to redelivery of the Vessel.
54. INDEMNITY FOR POLLUTION RISKS
The Charterers shall indemnify the Owners against the following Pollution Risks:-
(a) liability for damages or compensation payable to any person arising from pollution;

(b) the costs of any measures reasonably taken for the purpose of preventing, minimizing or cleaning up any pollution together with any liability for losses or damages arising from any measures so taken;
(c) liability which the Owners and/or the Charterers may incur, together with costs and expenses incidental thereto, as the result of escape or discharge or threatened escape discharge of oil or any other substance;
(d) the costs or liabilities incurred as a result of compliance with any order or direction given by any government or authority for the purpose of preventing or reducing pollution or the risk of pollution; provided always that such costs or liabi/lties are not recoverable under the Hull and Machinery Insurance Policies on the Vessel;
(e) liability which the Owners and/or the Charterers may incur to salvors under the exception to the principal of “no cure-no pay” in Article 1 (b) of Lloyds Standard Form of Salvage Agreement (LOF 1990); and
(f) liability which the Charterers may incur for the payment of fines in respect of pollution in so far as such liability may be covered under the rules of the P&I Club.
55. TRADE AND COMPLIANCE CLAUSE
The Charterers and the Owners hereby agree that no person/s or entity/ies under this Charter will be individual(s) or entily(ies) designated under any applicable national or international law imposing trade and economic sanctions.
Further, the Charterers and the Owners agree that the performance of this Charter will not require any action prohibited by sanctions or restrictions under any applicable national or international law or regulation imposing trade or economic sanctions.
56. ANTI-BRIBERY AND ANTI-CORRUPTION
The Charterers and the Owners hereby agree that in connection with this Contract and/or any other business transactions related to it, they as well as their sub-contractors and each of their affiliates, directors, officers, employees, agents, and every other person acting on its and its sub-contactors’ behalf, shall perform all required duties, transactions and dealings in compliance with all applicable laws, rules, regulations relating to anti-bribery and anti-money laundering.
57 COSTS AND EXPENSES
(a) The parties hereto agree that all operational cost Including required cost in relation to Vessel’s flag (such as tonnage tax, insurance and crew certs etc) would be for the Charterers’ account. However, all other cost (such as financing cost /cost for registration and discharge of their mortgage etc) would be for the Owners’ account.
(b) For this Charter and the MOA, each party should bear its own costs unless otherwise agreed herein.
58 MANAGEMENT COMPANY
The management company shall be Synergy Marine Pte Ltd. and/or Navios Shipmanagement Inc., and/or any other management company affiliated to Angeliki Frangou. The Charterers may change the management company with the Owners’ prior consent not to be unreasonably withheld, unless such change is to an affiliate of Navios Shipmanagement Inc. or of Angeliki Frangou in which case Owners’ consent will not be required.
59 BBC SURVEY (Further to Clause 8)
1. In case the Vessel has any incidents/casualties, Owners have the right to carry out physical inspection more than once per year at Owners’ expense. Charterers will do their best to organize the timing and place based on Owners’ preferred timing. Charterers tech and OPS will organize accordingly. Owners shall have the right to visit the Vessel at dry-dock after the completion of DD works.
2. The Owners shall have the right to perform a physical inspectionfsurvey (including dry-dock) of Vessel each once per year. Prior one month notice of intention to perform such survey shall be given in writing to the Charterers and the Charterers shall keep the Owners informed of Vessel’s each itinerary for possible inspection. Inspections shall be at Owners Cost and not to unreasonably disturb and/or delay Vessel’s itinerary. In case the Vessel has any incidents/casualties, Owners have the right to carry out physical inspection more than once per year at Owners’ expense.
3. Charterers will do their best to organize the timing and place based on Owners’ preferred timing. Charterers tech and OPS will organize accordingly.
4. Owners shall have the right to visit the Vessel at dry-dock after the completion of DD works.

60 SANCTION
(1) In this Clause, the following provisions shall apply where any sanction, prohibition or restriction Is imposed on any specified persons, entities or bodies including the designation of any specified vessels or fleets under United Nations Resolutions or trade or economic sanctions, laws or regulations of the European Union, United States of America, United Kingdom, Panama, Japan, the Flag State of the Vessel and/or the Marshall Islands.
(2) The Owners and the Charterers hereby represent and warrant to each other that as of the even date hereof, they have never received any notice of legal proceedings or investigation in relation to the sanctions, restrictions or designation referred to in sub-clause (1) and have never acknowledged existence of such legal proceedings or investigation.
(3) The Owners hereby warrants that at the date of entering into this Agreement and during the currency of this Charter: (i) none of the Owners, their directors and officers is subject to any of the sanctions, prohibitions, restrictions or designation referred to in sub-clause (1) which prohibit or render unlawful any performance by the Charterers and/or the Owners under this Charter; (ii) the Owners are letting and performing other obligations hereunder as principals and not as agent, trustee or nominee of any person with whom transactions are prohibited or restricted under sub-clause (1); and (iii) the Owners will promptly inform the Charterers of receipt of any notice of proceeding or investigation referred to in sub-clause (2) and send the copy of such notice and any relevant documents they have received in relation thereto.
(4) The Charterers hereby warrants that at the date of entering into this Agreement and during the currency of this Charter: (i) none of the Charterers, the management company under Clause 58 hereof, their respective directors and officers is subject to any of the sanctions, prohibitions, restrictions or designation referred to in sub-clause (1) which prohibit or render unlawful any performance by the Charterers and/or the Owners under this Charter; the Charterers are hiring and performing other obligations hereunder as principals and not as agent, trustee or nominee of any person with whom transactions are prohibited or restricted under sub-clause (1); (ii) the Vessel is not a designated vessel under any of the sanctions, prohibitions, restrictions or designation referred to in sub-clause (1); (iii) the Charterer will promptly inform the Owners of receipt of any notice of proceeding or investigation referred to in sub-clause (2) and send the copy of such notice and any relevant documents they have received in relation thereto; and (iv) on demand the Charterers will provide the Owners of all Relevant Documents in relation to the Vessel and/or the cargo on board the Vessel.
In this paragraph (v), “Relevant Documents” shall mean (A) such documents as required to prove that the Charterers are not in breach of the sanctions, prohibitions, restrictions or designation referred to in sub-clause (1) and/or (B) such documents as required for the Owners and/or the Mortgagee to disclose to any competent authority in relation to the sanctions, prohibitions, restrictions or designation referred to in sub-clause (1), provided that the Relevant Documents shall be reasonably and practicably obtainable to the Charterers.
(end)
Attachment: Exhibit A (PO MOA),
Purchase Option Price (for reference)

[PURCHSE OPTION PRICE (for reference)]

Year	< at the End of Year > Charter Principal Balance	< at the End of Year > PO Price
1	—	—
2	—	—
3	—	—
4	$23, 583, 333	$25, 334, 167
5	$20, 729, 167	$22, 388, 333
6	$17, 875, 000	$19, 442, 500
7	$15, 020, 833	$16, 496, 667
8	$12, 166, 667	$13, 550, 833
9	$9, 312, 500	$10, 605, 000
10	$6, 458, 333	$7, 659, 167
11	$3, 604, 167	$4, 713, 333
12	$750, 000	$1, 767, 500

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G.M.O